Expedition Funds *Guiding Your Way*

2003 Annual Report

748,156•71+
1,457,802•17+

Shares of the Expedition Funds are not deposits of or obligations of, or guaranteed or endorsed by Compass Bank, Compass Bancshares, Inc. or any of their affiliates, or any bank, and are not obligations of, guaranteed by or insured by the U.S. Government, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other government agency.

An investment in shares of the Funds involves investment risk, including the possible loss of all or a portion of the principal invested, and the investment return and value of shares of the Funds will fluctuate so that an investment, when liquidated, may be worth more or less than the original cost.

Money market funds are neither insured nor guaranteed by the U.S. Government and there can be no assurance that the Expedition Money Market Fund or Tax-Free Money Market Fund will be able to maintain a stable net asset value of $1.00 per share.

Compass Bank serves as investment advisor and custodian to the Expedition Funds, and Compass Bank and various of its affiliates may provide various services to the Funds, for which investment advisory, custodian and other services Compass Bank and/or such other affiliates are entitled to receive compensation.

Letter to Our Shareholders

Dear Shareholder:

After enduring two solid years of bear markets, it is with great pleasure that we close out a fiscal year in which the bulls returned.

Following the tragic events of 2001 and uncertainties surrounding war with Iraq, the stock market was due for a recovery. That recovery finally arrived in the spring of 2003, as investors began moving cautiously back into stocks and out of safe havens such as money market funds. In early summer, a series of encouraging economic reports spurred even greater optimism. And as corporations began reporting surprisingly strong profits for the quarter ending June 30, a genuine rally was underway.

By the end of the fiscal year, there were double-digit gains for all the major stock indices. And while rising deficits and ongoing problems in the Middle East remain serious concerns, the markets are clearly anticipating better times ahead.

CONSUMERS LEAD, BUSINESSES FOLLOW.

During this period of uncertainty, the real heroes of the American economy have been consumers, who have maintained very healthy spending levels throughout even the worst of the past two years. Their resolute confidence, fueled in part by a recent tax cut, kept the economy from dipping into recession.

Businesses have less to be proud of, having virtually frozen investments in capital equipment, technology, and personnel. The result was a vicious circle: Businesses weren’t spending money on other businesses, so corporate profits suffered all around.

On the positive side, many corporations did use this period to reduce overhead costs and streamline processes. As a result, when the recovery finally appeared, its effects went almost directly to the bottom line. Over the past six months, company after company has reported a dramatic increase in earnings, giving investors plenty of reasons to cheer — and to buy.

STOCKS OVERCOME UNCERTAINTY.

For the stock market, the early months of fiscal 2003 were dominated by fear of war, and war itself. As the world held its collective breath, investors waited on the sidelines to see whether the conflict would be as smooth as the administration had promised. When it was even smoother, a large sigh of relief was followed by cautious buying.

In the last two quarters, with peace proving more costly than war, investors nonetheless were met with overwhelming evidence that the economy had turned a corner, with profits in most sectors showing impressive strength. The result was a return to real bullishness for the first time in two years.

Corporate scandals continued to make headlines, although none were of the magnitude of the Enron and WorldCom debacles of the prior year. In addition, the markets seemed to be genuinely reassured by measures such as the Sarbanes-Oxley Act of 2002, which requires chief executives to take personal responsibility for their companies’ earnings reports.

October 31, 2003          1

Letter to Our Shareholders (concluded)

A MIXED YEAR FOR BONDS.

The taxable bond market performed relatively well during the year, although the previous year was a tough act to follow. Bonds enjoyed a bit more stimulus as Federal Reserve Board cut rates just after the start of the fiscal year, and again in June, 2003, bringing the discount rate down to an even one percent. Thereafter, however, the strengthening economy obviated any need for the Fed to do more.

The municipal bond market was less robust. Cutbacks in federal funding and weak local economies led to outright fiscal crises in many states. And while there were no actual defaults of any major issues, investors grew increasingly wary, pushing down prices. The money markets remained in limbo — as in the dance that asks, “how low can you go?” With yields now below the single-digit level, money markets were left with only their relative stability to attract investors. In a year of turmoil, that was often enough.

READY FOR THE RECOVERY.

It is gratifying to note that when the recovery appeared, the Expedition Funds and its investors were in position to benefit from its substantial gains.

Our investor base and asset levels continued to grow during the past year, as individuals and institutions recognized that opportunities were to be found in the face of uncertainty. Our fund managers also used this period wisely, taking advantage of undervalued issues while maintaining their commitment to quality.

The results of this patient and prudent approach are evident in the performance figures that appear in the pages ahead.

THE ONLY TREND THAT COUNTS.

With better times returning to the economy and the markets, it can be easy to think they will always remain so. But history shows that bad years will always be followed by good years, and vice versa. No short-term trend, however positive or negative, is ever permanent.

Over time, however, the long-term trend is the same: Good companies grow, high-quality bond issuers meet their commitments, and the American economy continues to expand.

That is the trend that you invest in when you choose the Expedition Funds. And that is the trend that we are privileged to pursue on your behalf.

We thank you for your continued confidence during this challenging, and ultimately rewarding, period. And we look forward to helping you participate in the markets for many years to come.

Sincerely,

Denise A. Woodham
Managing Director of Investments
Compass Asset Management Group

2          October 31, 2003

Index Definitions

Lehman Intermediate Government/Credit Index — A market value weighted performance benchmark for government and Baa and higher rated corporate fixed-rate debt issues with maturities between one and ten years.

Lehman Municipal Bond Index — A broad-based total return index comprised of 8,000 investment grade, fixed rate, tax-exempt bonds with a remaining maturity of at least one year, including state and local general obligation, revenue, insured and pre-refunded bonds.

Russell 1000 Index — Measures the performance of the 1,000 largest companies in the Russell 3000 Index which represents approximately 92% of total market capitalization of the Russell 3000 Index.

S&P 400 Mid-Cap Index — This index is a capitalization-weighted index which measures the performance of the mid-range of the U.S. Stock Market. This index consists of 400 domestic stocks chosen for market size, liquidity and industry group representation. It is a market value weighted index, with each stock affecting the index in proportion to its market value.

S&P 500 Composite Index — An unmanaged capitalization-weighted index of 500 stocks designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

S&P 500/BARRA Value Index — This index is constructed by dividing the stocks of the S&P 500 Composite Index according to price-to-book ratio. It contains firms with lower price-to-book ratios. The index is capitalization-weighted, meaning that each stock in the index is weighted in proportion to its market value.

October 31, 2003          3

EXPEDITION EQUITY FUND

Management’s Discussion and Analysis

For the twelve month period ended October 31, 2003, the Expedition Equity Fund (Institutional Shares) generated a total return of 20.99%. This compares to a 20.80% return for the S&P 500 Composite Index and a 17.75% return for the Lipper Large-Cap Core Funds Classification. The Fund seeks to provide growth of capital, with a secondary objective of income and pursues these objectives by investing in a diversified portfolio of common stocks issued by mid and large capitalization companies.

The Expedition Equity Fund performed well in relation to its benchmark, actually outperforming it. This strong performance came amid unexpected strength in both the economy and the markets, particularly in the latter portion of the fiscal year.

The effects of the strengthening economy were heightened by the fact that corporations have tightened costs so successfully that even slight improvements in demand translated to bottom-line profitability. For this reason, stocks of cyclical companies and those whose businesses are tied to the overall economy were among the best performers.

Looking ahead, we are concerned that the recent earnings momentum may have reached its peak. The improving economy should still produce positive earnings, but most likely at a declining rate of growth. Therefore, we anticipate additional gains for stocks, but not of the magnitude of the past fiscal year.

4          October 31, 2003

EXPEDITION EQUITY FUND

Management’s Discussion and Analysis

EXPEDITION EQUITY FUND

AVERAGE ANNUAL TOTAL RETURN

	1 Year Return	3 Year Return	5 Year Return*		10 Year Return*		Inception to Date*

Institutional Shares	20.99%	-15.45%	-0.71%		7.67%		7.64%
Investment Shares - Class A	20.72%	-15.63%	-0.99	%**	7.54	%**	7.51	%**
Investment Shares - Class A w/load	15.95%	-16.77%	-1.79	%**	7.10	%**	7.08	%**
Investment Shares - Class B	19.76%	-16.30%	-1.71	%**	7.13	%**	7.10	%**
Investment Shares - Class B w/load	14.76%	-17.03%	-1.85	%**	7.13	%**	7.10	%**

Comparison of Change in the Value of a $10,000 Investment in the Expedition Equity Fund, Institutional Shares, Investment Shares-Class A and Investment Shares-Class B, versus the Russell 1000 Index, the S&P 500 Composite Index, the S&P 400 Mid-Cap Index, the Lipper Growth & Income Funds Objective, and the Lipper Large-Cap Core Funds Classification.

*

For periods prior to the inception of the Expedition Equity Fund (the “Fund”) on June 13, 1997, the performance data quoted represents past performance of the Equity Model Common Trust Fund internally managed by an affiliate of the Fund’s investment advisor, adjusted for the maximum fee and expenses of the Institutional Shares of the Fund applicable at the inception of the Fund.  The Equity Model Common Trust Fund was not registered under the Investment Company Act of 1940 and therefore, was not subject to certain restrictions which may have adversely affected performance.

**

Class A Shares of the Fund were offered beginning November 24, 1997 and Class B Shares of the Fund were offered beginning November 16, 1998. The performance information shown prior to that represents performance of Institutional Shares. The prior Institutional Shares performance has been adjusted to reflect the maximum front-end sales charges and the maximum contingent deferred sales charges applicable to Class A and Class B Shares, respectively, but does not reflect the higher Rule 12b-1 fees for either Class. Had that adjustment been made, performance would have been lower.

Note:

Performance data quoted represents past performance and is not predictive of future performance. Actual return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Returns shown do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. The returns for certain periods reflect fee waivers and/or reimbursements in effect for that period; absent fee waivers and reimbursements, performance would have been lower.

October 31, 2003          5

EXPEDITION EQUITY INCOME FUND

Management’s Discussion and Analysis

For the twelve month period ended October 31, 2003, the Expedition Equity Income Fund (Institutional Shares) generated a total return of 16.12%. This compares to a 20.80% return for the S&P 500 Composite Index and a 20.75% return for the Lipper Large-Cap Value Funds Classification for the comparable time period.

The Fund seeks to provide growth of capital, with a secondary objective of income. These objectives are pursued through a diversified portfolio of common stocks issued by mid and large-capitalization companies.

While it underperformed its benchmark, the Expedition Equity Income Fund produced a very positive overall return. For investors, this return was enhanced by recent legislation that lowered taxes on dividend income.

The Fund benefited from a strong stock market in the second half of the fiscal year, as well as continued accommodative action – and frequent inaction – by the Federal Reserve Board.

Strong sectors of the portfolio included industrial companies, financial services providers, and transportation providers.

Looking ahead, we believe that income-oriented stocks will remain strong, thanks to improving earnings and the increasing demand for dividends. Therefore, we will continue to invest in high-quality issues that combine strong income and the potential for long-term capital appreciation.

6          October 31, 2003

EXPEDITION EQUITY INCOME FUND

Management’s Discussion and Analysis

EXPEDITION EQUITY INCOME FUND

AVERAGE ANNUAL TOTAL RETURN

	1 Year Return	3 Year Return	Inception to Date

Institutional Shares	16.12%	-12.75%	-8.60%
Investment Shares - Class A	15.84%	-12.98%	-8.33%
Investment Shares - Class A w/load	11.21%	-14.16%	-9.35%
Investment Shares - Class B	14.85%	-13.60%	-9.09%
Investment Shares - Class B w/load	9.85%	-14.42%	-9.57%

Comparison of Change in the Value of a $10,000 Investment in the Expedition Equity Income Fund, Institutional Shares, Investment Shares-Class A and Investment Shares-Class B, versus the S&P 500 Composite Index, the S&P 500/BARRA Value Index, and the Lipper Large-Cap Value Funds Classification, the Lipper Equity Income Classification, and the Lipper Equity Income Objective

Note:

Performance data quoted represents past performance and is not predictive of future performance. Actual return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Returns shown do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. The returns for certain periods reflect fee waivers and/or reimbursements in effect for that period; absent fee waivers and reimbursements, performance would have been lower.

October 31, 2003          7

EXPEDITION INVESTMENT GRADE BOND FUND

Management’s Discussion and Analysis

For the twelve month period ended October 31, 2003, the Expedition Investment Grade Bond Fund (Institutional Shares) generated a total return of 3.89%. This compares to a 5.66% return for the Lipper Intermediate Investment-Grade Debt Objective. The Fund seeks to provide income with relative stability of principal.

While the bond market performed well overall, the lion’s share of the gains took place in the early half of the fiscal year, as the war in Iraq, economic concerns, and a half-percent rate cut by the Federal Reserve Board led to a continuation of the previous year’s rally.

By mid-June, that tide turned sharply, as success in Iraq and an upturn in economic sentiment caused yields to rise a full percentage point in just over six weeks.

The Expedition Investment Grade Bond Fund was well positioned throughout the year, holding high quality government and corporate issues with an average maturity level below that of our benchmark.

Looking ahead, we believe that rates will continue to drive higher, as the U.S. economy recovers. In light of this forecast, we plan to maintain a relatively short maturity level in order to capture any incremental yield opportunities as they become available. In addition, we will retain our focus on high-quality corporate bonds, which offer strong relative returns backed by favorable earnings trends.

8          October 31, 2003

EXPEDITION INVESTMENT GRADE BOND FUND

Management’s Discussion and Analysis

EXPEDITION INVESTMENT GRADE BOND FUND

AVERAGE ANNUAL TOTAL RETURN

	1 Year Return	3 Year Return	5 Year Return*	10 Year Return*	Inception to Date*

Institutional Shares	3.89%	8.49%	6.33%	5.82%	6.32%
Investment Shares - Class A	3.63%	8.22%	6.04%	5.66%	6.18%
Investment Shares - Class A w/load	-0.53%	6.78%	5.19%	5.23%	5.81%
Investment Shares - Class B	2.86%	7.45%	5.84%	5.56%	6.09%
Investment Shares - Class B w/load	-2.11%	6.58%	5.68%	5.56%	6.09%

Comparison of Change in the Value of a $10,000 Investment in the Expedition Investment Grade Bond Fund, Institutional Shares, Investment Shares-Class A and Investment Shares-Class B, versus the Lehman Intermediate Government/Credit Index, and the Lipper Intermediate Investment-Grade Debt Objective.

*

Institutional Shares of the Fund were offered beginning June 13, 1997 and Class B Shares of the Fund were offered beginning November 16, 1998. The performance information shown prior to that represents performance of Class A Shares, which were offered beginning April 20, 1992. For Institutional Shares, the prior Class A Shares performance reflects the maximum front-end sales charge and Rule 12b-1 fees on Class A Shares, neither of which applies to Institutional Shares. For Class B Shares, the prior Class A Shares performance reflects the maximum contingent deferred sales charge on Class B Shares, but does not reflect Class B Shares’ higher Rule 12b-1 fees. Had that adjustment been made, performance would have been lower.

Note:

Performance data quoted represents past performance and is not predictive of future performance. Actual return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Returns shown do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. The returns for certain periods reflect fee waivers and/or reimbursements in effect for that period; absent fee waivers and reimbursements, performance would have been lower.

October 31, 2003          9

EXPEDITION TAX - FREE INVESTMENT GRADE BOND FUND

Management’s Discussion and Analysis

For the twelve month period ended October 31, 2003, the Expedition Tax-Free Investment Grade Bond Fund (Institutional Shares) generated a total return of 4.57%. This compares to a 5.11% return for the Lehman Municipal Bond Index and a 4.29% return for the Lipper Intermediate Municipal Debt Funds Objective.

The Expedition Tax-Free Investment Grade Bond Fund performed well again during the past year, taking advantage of the strong municipal market conditions that prevailed – particularly in the first half of the year. Factors contributing to the Fund’s performance included downward pressure on interest rates by the Federal Reserve Board and our continuing focus on quality issues.

Looking ahead, we believe that interest rates will remain relatively flat for the next quarter or two, with the possibility of an upward trend thereafter as the economy gains momentum. Therefore, we plan to keep our average maturity level close to that of our benchmark, while retaining our emphasis on issues of superior quality.

One area of concern is the recent budget deficit facing many states in the wake of slow economies and reduced federal spending. We have thus far steered clear of any problems related to this trend, through our strategy of emphasizing issues of the highest quality. We plan to continue that strategy in the year ahead.

10          October 31, 2003

EXPEDITION TAX - FREE INVESTMENT GRADE BOND FUND

Management’s Discussion and Analysis

EXPEDITION TAX - FREE INVESTMENT GRADE BOND FUND

AVERAGE ANNUAL TOTAL RETURN

	1 Year Return	3 Year Return	Inception to Date

Institutional Shares	4.57%	6.51%	7.23%
Investment Shares - Class A	4.40%	6.28%	6.83%
Investment Shares - Class A w/load	0.21%	4.85%	5.64%
Investment Shares - Class B	3.63%	5.46%	5.85%
Investment Shares - Class B w/load	-1.34%	4.55%	5.32%

Comparison of Change in the Value of a $10,000 Investment in the Expedition Tax-Free Investment Grade Bond Fund, Institutional Shares and Investment Shares-Class A, versus the Lehman Municipal Bond Index, the Lipper General Municipal Debt Funds Objective, and the Lipper Intermediate Municipal Debt Funds Objective.

Note:

Performance data quoted represents past performance and is not predictive of future performance. Actual return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Returns shown do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. The returns for certain periods reflect fee waivers and/or reimbursements in effect for that period; absent fee waivers and reimbursements, performance would have been lower.

October 31, 2003          11

EXPEDITION MONEY MARKET FUND

Management’s Discussion and Analysis

For the twelve month period ended October 31, 2003, the Expedition Money Market Fund (Institutional Shares) generated a total return of 0.88%. This compares to a 0.71% return for the Lipper Money Market Mutual Funds Index.

Yields on money market instruments declined again in fiscal 2003, due to Federal Reserve Board reductions totaling three-quarters of one percent. This led to a historic period in which yields were consistently below one percent.

The Expedition Money Market Fund maintained its conservative strategy during the year, keeping assets primarily in 30 to 60 day commercial paper and corporate notes of six months to one year. The remainder of the Fund was invested in overnight repurchase agreements.

Looking ahead, we believe that the Fed will respond to the improving economy by holding rates steady, with a possible upward bias. Therefore, we plan to continue with our relatively short-term strategy in hopes of improved yields in the months to come.

12          October 31, 2003

EXPEDITION TAX - FREE MONEY MARKET FUND

Management’s Discussion and Analysis

For the twelve month period ended October 31, 2003, the Expedition Tax-Free Money Market Fund (Institutional Shares) generated a total return of 0.79%. This compares to a 0.63% return for the Lipper Tax-Exempt Money Market Funds Index. The Fund seeks to provide income, exempt from Federal income taxes, consistent with stability of principal. The Fund pursues this investment objective by investing in high quality money market instruments maturing in 397 days or less.

Yields in the short-term municipal markets declined, as the Federal Reserve Board pushed the discount rate to still more new lows during the fiscal year. With a number of municipalities facing fiscal crunches, investors paid greater attention to quality, pushing rates down even further on the best-quality issues.

As a result, yields on the Expedition Tax-Free Money Market Fund remained relatively modest, in line with those of the benchmark index.

Looking ahead, we plan to continue keeping maturity levels at the short end of the spectrum in anticipation of potential rate increases. And, we will remain vigilant with regard to quality, focusing on instruments that are well-supported by dependable revenues and, where available, municipal bond insurance.

October 31, 2003          13

Independent Auditors’ Report

To the Board of Trustees and Shareholders of
Expedition Funds:

We have audited the accompanying statements of net assets of Expedition Funds (the “Funds”), including the Equity Fund, Equity Income Fund, Investment Grade Bond Fund, Tax-Free Investment Grade Bond Fund, Money Market Fund, and Tax-Free Money Market Fund as of October 31, 2003, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Funds’ management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 2003, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Funds as of October 31, 2003, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
New York, New York
December 19, 2003

14          October 31, 2003

EXPEDITION EQUITY FUND

Statement of Net Assets

Description	Shares	Value (000)

Common Stock – 99.2%
Aerospace & Defense – 3.6%
Boeing	70,000	$2,694
United Technologies	45,000	3,811

Total Aerospace & Defense		6,505

Airlines – 2.2%
Southwest Airlines	200,000	3,880

Total Airlines		3,880

Banks – 2.8%
Bank of America	25,000	1,893
JP Morgan Chase	90,000	3,231

Total Banks		5,124

Broadcasting, Newspapers & Advertising – 6.7%
Comcast, Cl A*	120,000	4,070
Gannett	35,000	2,944
Omnicom Group	50,000	3,990
Viacom, Cl B	25,000	997

Total Broadcasting, Newspapers & Advertising		12,001

Broker/Dealers – 4.6%
Goldman Sachs Group	36,000	3,380
Morgan Stanley	90,000	4,938

Total Broker/Dealers		8,318

Computers & Services – 9.1%
Cisco Systems*	250,000	5,245
Dell*	88,000	3,179
Intel	110,000	3,635
International Business Machines	48,000	4,295

Total Computers & Services		16,354

Cosmetics/Toiletries – 3.6%
Gillette	90,000	2,871
Procter & Gamble	36,000	3,538

Total Cosmetics/Toiletries		6,409

Diversified Financial Services – 3.9%
American Express	75,000	3,520
Citigroup	75,000	3,555

Total Diversified Financial Services		7,075

Diversified Manufacturing – 2.4%
General Electric	150,000	4,351

Total Diversified Manufacturing		4,351

October 31, 2003          15

EXPEDITION EQUITY FUND

Statement of Net Assets

Description	Shares	Value (000)

Electrical Services – 3.2%
Exelon	90,000	$5,711

Total Electrical Services		5,711

Entertainment – 1.2%
Harrah’s Entertainment	50,000	2,175

Total Entertainment		2,175

Food, Beverage & Tobacco – 5.6%
Anheuser-Busch	77,000	3,793
Constellation Brands, Cl A*	85,000	2,667
Sysco	105,000	3,534

Total Food, Beverage & Tobacco		9,994

Insurance – 8.8%
Allstate	75,000	2,963
American International Group	82,000	4,988
Lincoln National	95,000	3,793
Marsh & McLennan	95,000	4,061

Total Insurance		15,805

Machinery – 2.0%
Caterpillar	50,000	3,664

Total Machinery		3,664

Medical Products & Services – 11.6%
Amgen*	60,000	3,706
Cardinal Health	30,000	1,780
CR Bard	40,000	3,202
Lincare Holdings*	50,000	1,947
Mylan Laboratories	100,000	2,415
St. Jude Medical*	70,000	4,071
UnitedHealth Group	75,000	3,816

Total Medical Products & Services		20,937

Metals-Aluminum – 2.2%
Alcoa	125,000	3,946

Total Metals-Aluminum		3,946

Miscellaneous Business Services – 1.1%
First Data	55,000	1,964

Total Miscellaneous Business Services		1,964

Paper & Paper Products – 2.1%
International Paper	95,000	3,738

Total Paper & Paper Products		3,738

Petroleum Refining – 6.1%
Apache Corporation	50,000	3,486

16          October 31, 2003

EXPEDITION EQUITY FUND

Statement of Net Assets

Description	Shares	Value (000)

Exxon Mobil	110,000	$4,024
Schlumberger	75,000	3,523

Total Petroleum Refining		11,033

Pharmaceuticals – 2.7%
Merck	35,000	1,549
Pfizer	105,000	3,318

Total Pharmaceuticals		4,867

Retail – 3.6%
Best Buy*	60,000	3,499
Staples*	110,000	2,950

Total Retail		6,449

Semi-Conductors/Instruments – 1.9%
Applied Materials*	150,000	3,506

Total Semi-Conductors/Instruments		3,506

Software & Programming – 5.1%
Microsoft	125,000	3,269
Oracle*	175,000	2,093
Veritas Software*	105,000	3,796

Total Software & Programming		9,158

Telephones & Telecommunications – 3.1%
Nokia ADR	75,000	1,274
SBC Communications	180,000	4,317

Total Telephones & Telecommunications		5,591

Total Common Stock (Cost $163,943)		178,555

Related Party Money Market Fund – 1.8% Expedition Money Market Fund†	3,299,429	3,299

Total Related Party Money Market Fund (Cost $3,299)		3,299

Total Investments – 101.0% (Cost $167,242)		181,854

Other Assets and Liabilities – (1.0)%
Investment Advisory Fees Payable		(112)
Administrator Fees Payable		(30)
Custodian Fees Payable		(3)
Distribution Fees Payable		(15)
Other Assets and Liabilities, Net		(1,618)

Total Other Assets & Liabilities		(1,778)

October 31, 2003          17

EXPEDITION EQUITY FUND

Statement of Net Assets

Description	Value (000)

Net Assets:
Portfolio Capital of Institutional Shares (unlimited authorization — no par value) based on 21,122,001 outstanding shares of beneficial interest	$218,602
Portfolio Capital of Investment Shares – Class A (unlimited authorization — no par value) based on 1,215,983 outstanding shares of beneficial interest	14,731
Portfolio Capital of Investment Shares – Class B (unlimited authorization — no par value) based on 2,135,973 outstanding shares of beneficial interest	27,137
Undistributed net investment income	145
Accumulated net realized loss on investments	(95,151)
Net unrealized appreciation on investments	14,612

Total Net Assets – 100.0%	$180,076

Net Asset Value, Offering and Redemption Price Per Share — Institutional Shares ($156,142,145 ÷ 21,122,001 shares)	$7.39

Net Asset Value and Redemption Price Per Share — Investment Shares – Class A ($8,910,118 ÷ 1,215,983 shares)	$7.33

Maximum Offering Price Per Share — Investment Shares – Class A (1)	$7.64

Net Asset Value and Offering Price Per Share — Investment Shares – Class B (2) ($15,024,138 ÷ 2,135,973 shares)	$7.03

* Non-income producing security.

† See Note 4 in Notes to Financial Statements.

(1)	The offering price is calculated by dividing the net asset value by 1 minus the maximum sales charge of 4.00%.

(2)	Class B Shares have a contingent deferred sales charge. For a description of a possible redemption charge, see a prospectus for the Funds.

ADR — American Depository Receipt

Cl — Class

The accompanying notes are an integral part of the financial statements.

18          October 31, 2003

EXPEDITION EQUITY INCOME FUND

Statement of Net Assets

Description	Shares	Value (000)

Common Stock – 99.6%
Aerospace & Defense – 2.7%
General Dynamics	2,500	$209
Raytheon	6,000	159

Total Aerospace & Defense		368

Air Transportation – 2.3%
FedEx	4,000	303

Total Air Transportation		303

Banks – 16.3%
Bank of America	3,500	265
Bank of New York	10,000	312
BB&T	8,500	329
JP Morgan Chase	6,000	215
Keycorp	10,000	283
Union Planters	8,000	266
Wachovia	5,000	229
Wells Fargo	5,000	282

Total Banks		2,181

Broadcasting, Newspapers & Advertising – 4.6%
Comcast, Cl A*	11,000	373
Viacom, Cl B	6,000	239

Total Broadcasting, Newspapers & Advertising		612

Broker/Dealers – 7.6%
Goldman Sachs Group	3,500	329
Merrill Lynch	6,000	355
Morgan Stanley	6,000	329

Total Broker/Dealers		1,013

Chemicals – 1.8%
EI Du Pont de Nemours	6,000	242

Total Chemicals		242

Diversified Financial Services – 5.3%
Citigroup	8,500	403
Concord*	8,000	85
Viad	9,000	225

Total Diversified Financial Services		713

Diversified Manufacturing – 5.0%
Fortune Brands	5,000	326
General Electric	12,000	348

Total Diversified Manufacturing		674

Electrical Services – 6.7%
Centerpoint Energy	35,000	343

October 31, 2003          19

EXPEDITION EQUITY INCOME FUND

Statement of Net Assets

Description	Shares	Value (000)

Exelon	4,500	$286
Southern	9,000	268

Total Electrical Services		897

Entertainment – 1.9%
Harrah’s Entertainment	6,000	261

Total Entertainment		261

Food, Beverage & Tobacco – 2.3%
Adolph Coors, Cl B	5,500	308

Total Food, Beverage & Tobacco		308

Insurance – 5.3%
ACE Ltd.	9,500	342
American International Group	6,000	365

Total Insurance		707

Medical Products & Services – 5.8%
Invitrogen*	7,000	445
Quest Diagnostics*	5,000	338

Total Medical Products & Services		783

Paper & Paper Products – 2.0%
International Paper	7,000	275

Total Paper & Paper Products		275

Petroleum Refining – 8.8%
Anadarko Petroleum	7,000	306
Exxon Mobil	13,000	476
Noble*	4,000	137
Royal Dutch Petroleum	6,000	266

Total Petroleum Refining		1,185

Real Estate Investment Trusts – 1.6%
Crescent Real Estate Equity	14,000	215

Total Real Estate Investment Trusts		215

Retail – 7.4%
CVS	10,000	352
Wal-Mart Stores	5,000	295
Yum! Brands*	10,000	341

Total Retail		988

Semi-Conductors/Instruments – 3.8%
Applied Materials*	12,000	281
Novellus Systems*	5,500	227

Total Semi-Conductors/Instruments		508

Software & Programming – 2.9%
Intuit*	4,000	200

20          October 31, 2003

EXPEDITION EQUITY INCOME FUND

Statement of Net Assets

Description	Shares	Value (000)

Microsoft	7,000	$183

Total Software & Programming		383

Telephones & Telecommunications – 5.5%
Alltel	2,000	95
BellSouth	6,000	158
Nokia ADR	11,000	187
SBC Communications	7,000	168
Verizon Communications	4,000	134

Total Telephones & Telecommunications		742

Total Common Stock (Cost $12,072)		13,358

Related Party Money Market Fund – 0.3% Expedition Money Market Fund†	38,502	39

Total Related Party Money Market Fund (Cost $39)		39

Total Investments – 99.9% (Cost $12,111)		13,397

Other Assets and Liabilities – 0.1%
Investment Advisory Fees Receivable		2
Administrator Fees Payable		(6)
Distribution Fees Payable		(1)
Other Assets and Liabilities, Net		22

Total Other Assets & Liabilities		17

Net Assets:
Portfolio Capital of Institutional Shares (unlimited authorization — no par value) based on 1,867,663 outstanding shares of beneficial interest		19,423
Portfolio Capital of Investment Shares – Class A (unlimited authorization — no par value) based on 41,680 outstanding shares of beneficial interest		508
Portfolio Capital of Investment Shares – Class B (unlimited authorization — no par value) based on 108,789 outstanding shares of beneficial interest		1,163
Accumulated net realized loss on investments		(8,966)
Net unrealized appreciation on investments		1,286

Total Net Assets – 100.0%		$13,414

October 31, 2003          21

EXPEDITION EQUITY INCOME FUND

Statement of Net Assets

Description	Value

Net Asset Value, Offering and Redemption Price Per Share — Institutional Shares ($12,421,862 ÷ 1,867,663 shares)	$6.65

Net Asset Value and Redemption Price Per Share — Investment Shares – Class A ($276,858 ÷ 41,680 shares)	$6.64

Maximum Offering Price Per Share — Investment Shares – Class A (1)	$6.92

Net Asset Value and Offering Price Per Share — Investment Shares – Class B (2) ($715,585 ÷ 108,789 shares)	$6.58

* Non-income producing security.

† See Note 4 in Notes to Financial Statements.

(1)	The offering price is calculated by dividing the net asset value by 1 minus the maximum sales charge of 4.00%.
(2)	Class B Shares have a contingent deferred sales charge. For a description of a possible redemption charge, see a prospectus for the Funds.

ADR — American Depository Receipt

Cl — Class

Ltd. — Limited

The accompanying notes are an integral part of the financial statements.

22          October 31, 2003

EXPEDITION INVESTMENT GRADE BOND FUND

Statement of Net Assets

Description	Face Amt. (000)	Value (000)

Corporate Obligations – 36.0%
Banks – 5.7%
Bank of America
5.875%, 02/15/09	$1,000	$1,095
Bank One
6.000%, 08/01/08	2,000	2,194
Wachovia
4.950%, 11/01/06	2,000	2,122
Wells Fargo, Ser G, MTN
6.875%, 08/08/06	1,000	1,115

Total Banks		6,526

Broker/Dealers – 4.9%
Goldman Sachs Group
6.600%, 01/15/12	2,000	2,222
Merrill Lynch
6.375%, 10/15/08	1,000	1,121
Morgan Stanley
6.750%, 04/15/11	2,000	2,251

Total Broker/Dealers		5,594

Chemicals – 2.0%
EI Du Pont de Nemours
6.875%, 10/15/09	2,000	2,312

Total Chemicals		2,312

Diversified Financial Services – 10.7%
Citigroup
5.750%, 05/10/06	1,000	1,077
General Electric Capital, Ser A, MTN
7.375%, 01/19/10	3,000	3,506
6.800%, 11/01/05	2,000	2,180
General Motors Acceptance
6.150%, 04/05/07	2,000	2,113
Household Finance
6.375%, 10/15/11	1,000	1,095
Wells Fargo Financial
5.875%, 08/15/08	2,000	2,213

Total Diversified Financial Services		12,184

Electrical Services – 1.9%
Alabama Power, Ser G
5.375%, 10/01/08	2,000	2,142

Total Electrical Services		2,142

Food, Beverage & Tobacco – 0.1%
General Mills, MTN
8.080%, 11/18/03	60	60

Total Food, Beverage & Tobacco		60

October 31, 2003          23

EXPEDITION INVESTMENT GRADE BOND FUND

Statement of Net Assets

Description	Face Amt. (000)	Value (000)

Retail – 7.9%
Lowe’s
8.250%, 06/01/10	$2,000	$2,442
Target
5.875%, 11/01/08	2,000	2,190
4.000%, 06/15/13	1,000	934
Wal-Mart Stores
6.875%, 08/10/09	3,000	3,446

Total Retail		9,012

Telephones & Telecommunications – 2.8%
SBC Communications
5.875%, 02/01/12	1,000	1,061
Verizon Wireless
5.375%, 12/15/06	2,000	2,138

Total Telephones & Telecommunications		3,199

Total Corporate Obligations
(Cost $36,798)		41,029

U.S. Government Agency Obligations – 24.9%
FHLB
3.125%, 08/15/07	3,000	3,000
FHLB, Ser 100
5.800%, 09/02/08	2,000	2,203
FHLB, Ser 363
4.500%, 11/15/12	3,000	2,984
FHLMC
7.000%, 03/15/10	3,000	3,493
6.625%, 09/15/09	3,000	3,428
FNMA
7.250%, 01/15/10	2,500	2,943
5.500%, 03/15/11	3,000	3,226
5.250%, 01/15/09	3,000	3,221
4.375%, 03/15/13	4,000	3,909

Total U.S. Government Agency Obligations
(Cost $26,515)		28,407

24          October 31, 2003

EXPEDITION INVESTMENT GRADE BOND FUND

Statement of Net Assets

Description	Face Amt. (000)	Value (000)

U.S. Treasury Obligations
U.S. Treasury Notes – 24.7
7.000%, 07/15/06	$2,500	$2,811
6.875%, 05/15/06	1,000	1,117
6.500%, 10/15/06	3,000	3,353
6.500%, 02/15/10	1,000	1,160
6.125%, 08/15/07	3,000	3,363
6.000%, 08/15/09	3,000	3,393
5.625%, 05/15/08	2,000	2,214
5.500%, 05/15/09	3,000	3,325
5.000%, 02/15/11	1,500	1,606
4.250%, 08/15/13	2,000	1,993
4.000%, 11/15/12	1,000	985
3.875%, 02/15/13	3,000	2,917

Total U.S. Treasury Obligations
(Cost $25,810)		28,237

U.S. Government Mortgage-Backed Obligations – 8.5%
FHLMC, Gold Pool #E00532
6.500%, 02/01/13	215	226
FHLMC, Gold Pool #E00543
6.000%, 04/01/13	485	505
FHLMC, Gold Pool #E00584
6.000%, 11/01/13	703	733
FHLMC, Gold Pool #E00832
7.500%, 04/01/15	299	319
FHLMC, Gold Pool #E00856
7.500%, 06/01/15	290	309
FNMA, Pool # 614934
6.000%, 12/01/16	2,085	2,170
FNMA, Pool #535966
7.000%, 05/01/16	733	779
GNMA, Pool #552999
5.000%, 01/15/18	4,586	4,684

Total U.S. Government Mortgage-Backed Obligations
(Cost $9,572)		9,725

Asset-Backed Securities – 4.7%
MBNA Master Credit Card Trust, Ser 1999-J, Cl A
7.000%, 02/15/12	3,000	3,460
Standard Credit Card Master Trust, Ser 1994-2, Cl A
7.250%, 04/07/08	1,725	1,924

Total Asset-Backed Securities
(Cost $4,864)		5,384

October 31, 2003          25

EXPEDITION INVESTMENT GRADE BOND FUND

Statement of Net Assets

Description	Shares	Value (000)

Related Party Money Market Fund – 0.2%
Expedition Money Market Fund†	196,466	$196

Total Related Party Money Market Fund
(Cost $196)		196

Total Investments – 99.0%
(Cost $103,755)		112,978

Other Assets and Liabilities – 1.0%
Investment Advisory Fees Payable		(39)
Administrator Fees Payable		(20)
Custodian Fees Payable		(2)
Distribution Fees Payable		(3)
Other Assets and Liabilities, Net		1,260

Total Other Assets & Liabilities		1,196

Net Assets:
Portfolio Capital of Institutional Shares (unlimited authorization — no par value) based on 9,967,477 outstanding shares of beneficial interest		95,001
Portfolio Capital of Investment Shares – Class A (unlimited authorization — no par value) based on 505,803 outstanding shares of beneficial interest		9,287
Portfolio Capital of Investment Shares – Class B (unlimited authorization — no par value) based on 198,316 outstanding shares of beneficial interest		2,054
Accumulated net realized loss on investments		(1,391)
Net unrealized appreciation on investments		9,223

Total Net Assets – 100.0%		$114,174

Net Asset Value, Offering and Redemption Price Per Share — Institutional Shares ($106,643,396 ÷ 9,967,477 shares)		$10.70

Net Asset Value and Redemption Price Per Share — Investment Shares – Class A ($5,406,585 ÷ 505,803 shares)		$10.69

Maximum Offering Price Per Share — Investment Shares – Class A (1)		$11.14

Net Asset Value and Offering Price Per Share — Investment Shares – Class B (2) ($2,124,106 ÷ 198,316 shares)		$10.71

26          October 31, 2003

EXPEDITION INVESTMENT GRADE BOND FUND

Statement of Net Assets

Description

† See Note 4 in Notes to Financial Statements.

(1)	The offering price is calculated by dividing the net asset value by 1 minus the maximum sales charge of 4.00%.

(2)	Class B Shares have a contingent deferred sales charge. For a description of a possible redemption charge, see a prospectus for the Funds.

Cl — Class

FHLB — Federal Home Loan Bank

FHLMC — Federal Home Loan Mortgage Corporation

FNMA — Federal National Mortgage Association

GNMA — Government National Mortgage Association

MTN — Medium Term Note

Ser — Series

The accompanying notes are an integral part of the financial statements.

October 31, 2003          27

EXPEDITION TAX-FREE INVESTMENT
GRADE BOND FUND

Statement of Net Assets

Description	Face Amt. (000)	Value (000)

Municipal Bonds – 96.6%
Alabama – 10.8%
Alabama State, Municipal Electric Authority, Power Supply RB, Ser A, MBIA
5.000%, 09/01/33	$1,000	$1,005
Alabama State, Public School & College Authority, Capital Improvements RB, Ser D
5.750%, 08/01/19	1,150	1,278
Birmingham, Capital Improvement Warrants GO, Ser A
5.550%, 08/01/21	1,000	1,080
Huntsville, Warrants GO, Ser D
5.000%, 11/01/07	1,000	1,107
Montgomery, Warrants GO, Ser A
5.100%, 10/01/09	1,000	1,102
Phoenix City, School Warrants GO, AMBAC
5.650%, 08/01/21	1,000	1,087
Tuscaloosa, Warrants
5.650%, 01/01/17	1,000	1,111

Total Alabama		7,770

Arizona – 1.7%
Tucson GO, Ser 1994-D
6.250%, 07/01/14	1,000	1,203

Total Arizona		1,203

California – 9.7%
California State GO, FGIC
5.250%, 09/01/30	1,280	1,307
Los Angeles School District GO, Ser 1997-E, MBIA
5.125%, 01/01/27	1,000	1,024
San Diego School District GO, Ser 1998-D, FGIC
5.250%, 07/01/24	1,000	1,043
San Gabriel School District GO, Ser A, FSA
5.375%, 08/01/21	500	531
Southern California, Metropolitan Water District RB, Ser A
5.100%, 07/01/25	1,000	1,013
University of California, Multiple Purpose Projects RB, Ser M, FGIC
5.125%, 09/01/22	1,000	1,040
5.125%, 09/01/23	1,000	1,024

Total California		6,982

Colorado – 4.4%
Denver, City and County GO, Ser B
5.625%, 08/01/07	1,000	1,126
Denver, City and County School District GO, FGIC
5.000%, 12/01/23	1,000	1,016

28          October 31, 2003

EXPEDITION TAX-FREE INVESTMENT
GRADE BOND FUND

Statement of Net Assets

Description	Face Amt. (000)	Value (000)

La Plata County School District GO, MBIA
5.250%, 11/01/25	$1,000	$1,036

Total Colorado		3,178

Florida – 3.8%
Florida State, Board of Education Capital Outlay GO, Ser A, Pre-Refunded @ 101 (A)
5.650%, 01/01/05	500	530
Florida State, Department of Transportation GO, Right of Way Project, Ser B
5.500%, 07/01/11	1,000	1,103
Palm Beach County GO, Ser A
5.450%, 08/01/13	1,000	1,096

Total Florida		2,729

Georgia – 1.6%
Georgia State GO, Ser B
6.000%, 03/01/12	1,000	1,173

Total Georgia		1,173

Hawaii – 1.6%
Hawaii State GO, Ser CO, FGIC
6.000%, 03/01/08	1,000	1,147

Total Hawaii		1,147

Illinois – 1.8%
Chicago, Project & Refunding GO, Ser C, FGIC
5.500%, 01/01/19	1,180	1,286

Total Illinois		1,286

Kansas – 1.5%
Kansas State, Department of Transportation RB, Ser A
5.000%, 09/01/06	1,000	1,090

Total Kansas		1,090

Massachusetts – 3.3%
Massachusetts State, Consolidated Loan GO, Ser A Pre-Refunded @ 101 (A)
6.000%, 02/01/10	2,000	2,366

Total Massachusetts		2,366

Michigan – 2.0%
Novi Michigan Street GO, FSA
5.250%, 10/01/15	1,280	1,418

Total Michigan		1,418

October 31, 2003          29

EXPEDITION TAX-FREE INVESTMENT
GRADE BOND FUND

Statement of Net Assets

Description	Face Amt. (000)	Value (000)

Minnesota – 0.7%
Minnesota State, Public Facilities Authority RB, Water Pollution Control, Ser A
6.000%, 03/01/09	$500	$528

Total Minnesota		528

Nevada – 1.6%
Clark County GO
6.000%, 07/01/06	1,000	1,109

Total Nevada		1,109

New Hampshire – 1.5%
New Hampshire RB, MBIA
5.250%, 08/15/19	1,000	1,079

Total New Hampshire		1,079

New Jersey – 1.6%
New Jersey State, GO, Ser F
5.500%, 08/01/11	1,000	1,142

Total New Jersey		1,142

New Mexico – 0.8%
New Mexico State, Severance Tax RB, Ser B, FSA
5.000%, 07/01/07	500	550

Total New Mexico		550

New York – 8.4%
Brookhaven GO, FGIC
5.500%, 10/01/13	500	556
New York City GO, Ser C, MBIA
5.375%, 11/15/17	1,000	1,088
New York City Transitional Authority RB, Ser C, FGIC
5.250%, 08/01/14	1,000	1,099
New York State GO, Ser A, Pre-Refunded @ 101 (A)
5.875%, 03/15/05	1,000	1,073
New York State GO, Ser F
5.250%, 09/15/13	500	544
New York State, Environmental Water Facilities RB, Pooled Financing Program, Ser F
5.250%, 11/15/20	500	533
Triborough, Bridge & Tunnel Authority RB, Ser A, Pre-Refunded @ 100.5 (A)
5.250%, 07/01/09	1,000	1,146

Total New York		6,039

North Carolina – 6.8%
Charlotte RB, Ser C
5.000%, 04/01/09	1,000	1,117
Charlotte, Water & Sewer Systems RB
5.125%, 06/01/26	1,000	1,020

30          October 31, 2003

EXPEDITION TAX-FREE INVESTMENT
GRADE BOND FUND

Statement of Net Assets

Description	Face Amt. (000)	Value (000)

North Carolina State, GO, Ser A, Pre-Refunded @ 102 (A)
4.700%, 02/01/04	$1,000	$1,029
Winston-Salem, Water & Sewer Systems RB, Pre-Refunded @ 101 (A)
5.250%, 06/01/11	1,500	1,716

Total North Carolina		4,882

Ohio – 2.3%
Ohio State, Building Authority RB, State Facilities Adult Correctional Facilities, Ser A, FSA
5.500%, 10/01/13	1,000	1,127
Pickerinston, Local School District GO, FGIC
5.250%, 12/01/20	500	528

Total Ohio		1,655

Oregon – 1.4%
Oregon State, Alternative Energy Project GO, Ser E
5.800%, 07/01/07	1,000	1,027

Total Oregon		1,027

Pennsylvania – 1.5%
Pennsylvania State, Intergovernmental Authority ST, Philadelphia Funding Project, FGIC
5.250%, 06/15/15	1,000	1,083

Total Pennsylvania		1,083

South Carolina – 4.9%
Greenville County, School District RB
6.000%, 12/01/21	1,000	1,113
Lancaster County, School District GO, FSA
5.100%, 03/01/15	1,000	1,078
Lexington County, School District GO
5.125%, 03/01/21	1,210	1,280

Total South Carolina		3,471

Texas – 11.1%
Canyon, Independent School District GO, Ser A, PSF
5.375%, 02/15/24	1,000	1,042
Frisco, Independent School District GO, PSF
5.125%, 08/15/30	1,000	1,013
Grand Prairie, Independent School District GO, FSA
5.375%, 02/15/18	1,820	1,973
Lamar, Consolidated Independent School District GO, PSF
5.500%, 02/15/15	500	549
Leander, Independent School District GO, PSF
5.375%, 08/15/19	1,000	1,067

October 31, 2003          31

EXPEDITION TAX - FREE INVESTMENT
GRADE BOND FUND

Statement of Net Assets

Description	Face Amt. (000)/Shares	Value (000)

Mesquite, Independent School District GO, PSF
5.500%, 08/15/21	$1,160	$1,245
Williamson County GO, FSA
5.250%, 02/15/27	1,040	1,067

Total Texas		7,956

Utah – 1.6%
Utah State, Intermountain Power Agency RB, Ser B, MBIA, ETM
6.000%, 07/01/06	1,000	1,115

Total Utah		1,115

Virginia – 5.4%
Bristol Utility System RB, MBIA
5.250%, 07/15/26	1,850	1,919
Newport News GO, Ser A, MBIA, Pre-Refunded @ 102 (A)
5.625%, 07/01/05	795	868
Virginia, Commonwealth Transportation Board RB, Northern Virginia Transportation Program, Ser A
5.500%, 05/15/15	1,000	1,113

Total Virginia		3,900

Washington – 1.6%
Washington State, GO, Ser B
6.000%, 01/01/13	1,000	1,156

Total Washington		1,156

West Virginia – 1.6%
West Virginia State, GO, State Road Project, FGIC
5.625%, 06/01/18	1,000	1,106

Total West Virginia		1,106

Wisconsin – 1.6%
Milwaukee GO, Ser T, Pre-Refunded @ 100 (A)
5.250%, 09/01/11	1,000	1,133

Total Wisconsin		1,133

Total Municipal Bonds
(Cost $65,494)		69,273

Related Party Money Market Fund – 2.4%
Expedition Tax-Free Money Market Fund†	1,759,391	1,759

Total Related Party Money Market Fund
(Cost $1,759)		1,759

Total Investments – 99.0%
(Cost $67,253)		71,032

32          October 31, 2003

EXPEDITION TAX - FREE INVESTMENT
GRADE BOND FUND

Statement of Net Assets

Description	Value (000)

Other Assets and Liabilities – 1.0%
Investment Advisory Fees Payable	$(22)
Administrator Fees Payable	(12)
Custodian Fees Payable	(1)
Other Assets and Liabilities, Net	739

Total Other Assets & Liabilities	704

Net Assets:
Portfolio Capital of Institutional Shares (unlimited authorization — no par value) based on 6,525,285 outstanding shares of beneficial interest	66,044
Portfolio Capital of Investment Shares – Class A (unlimited authorization — no par value) based on 27,963 outstanding shares of beneficial interest	258
Portfolio Capital of Investment Shares – Class B (unlimited authorization — no par value) based on 20,159 outstanding shares of beneficial interest	214
Undistributed net investment income	17
Accumulated net realized gain on investments	1,424
Net unrealized appreciation on investments	3,779

Total Net Assets – 100.0%	$71,736

Net Asset Value, Offering and Redemption Price Per Share — Institutional Shares ($71,211,142 ÷ 6,525,285 shares)	$10.91

Net Asset Value and Redemption Price Per Share — Investment Shares – Class A ($305,100 ÷ 27,963 shares)	$10.91

Maximum Offering Price Per Share — Investment Shares – Class A (1)	$11.36

Net Asset Value and Offering Price Per Share — Investment Shares – Class B (2) ($219,898 ÷ 20,159 shares)	$10.91

† See Note 4 in Notes to Financial Statements.

(1)	The offering price is calculated by dividing the net asset value by 1 minus the maximum sales charge of 4.00%.
(2)	Class B Shares have a contingent deferred sales charge. For a description of a possible redemption charge, see a prospectus for the Funds.
(A)	Pre-Refunded Security — The maturity date shown is the pre-refunded date.

AMBAC — American Municipal Bond Assurance Company

ETM — Escrowed to Maturity

FGIC — Financial Guaranty Insurance Company

FSA — Financial Security Assurance

GO — General Obligation

MBIA — Municipal Bond Insurance Association

PSF — Permanent School Fund Guarantee Program

RB — Revenue Bond

Ser — Series

ST — Special Tax

The accompanying notes are an integral part of the financial statements.

October 31, 2003          33

EXPEDITION MONEY MARKET FUND

Statement of Net Assets

Description	Face Amt. (000)	Value (000)

Commercial Paper – 74.2%
Aircraft – 3.4%
General Dynamics
1.010%, 11/14/03	$7,000	$6,997
1.020%, 11/24/03	8,000	7,995
1.020%, 12/03/03	6,000	5,995

Total Aircraft		20,987

Banks – 5.7%
Bank One
1.040%, 12/22/03	10,000	9,985
Deutsche Bank
1.020%, 11/12/03	5,000	4,998
Wells Fargo
1.030%, 11/14/03	10,000	9,996
1.000%, 12/09/03	10,000	9,990

Total Banks		34,969

Broker/Dealers – 1.5%
Bear Stearns
1.060%, 12/01/03	4,000	3,997
Merrill Lynch
1.010%, 11/06/03	5,000	4,999

Total Broker/Dealers		8,996

Building & Construction – 3.6%
Guardian
1.060%, 11/03/03	7,100	7,100
1.050%, 12/18/03	15,000	14,979

Total Building & Construction		22,079

Diversified Financial Services – 25.4%
American General Finance
1.050%, 11/20/03	12,000	11,993
1.035%, 12/08/03	15,000	14,984
Caterpillar Financial Services
1.020%, 11/10/03	10,000	9,997
1.030%, 11/17/03	5,000	4,998
1.020%, 12/18/03	6,841	6,832
General Electric Capital
1.060%, 11/04/03	10,000	9,999
1.050%, 11/06/03	9,685	9,684
1.040%, 11/13/03	5,000	4,998
1.040%, 11/17/03	9,000	8,996
1.050%, 11/21/03	8,000	7,995
1.020%, 12/02/03	5,000	4,996
1.060%, 12/16/03	7,800	7,790

34          October 31, 2003

EXPEDITION MONEY MARKET FUND

Statement of Net Assets

Description	Face Amt. (000)	Value (000)

Toyota Motor Credit
1.030%, 11/05/03	$10,000	$9,999
1.030%, 11/18/03	5,000	4,998
1.030%, 11/20/03	5,000	4,997
1.020%, 12/05/03	3,000	2,997
1.020%, 12/16/03	5,000	4,994
Transamerica Finance
1.050%, 11/05/03	5,000	4,999
1.040%, 11/07/03	4,000	3,999
1.050%, 11/10/03	4,000	3,999
1.050%, 11/18/03	6,000	5,997
1.050%, 11/24/03	2,000	1,999
1.040%, 12/05/03	5,000	4,995

Total Diversified Financial Services		157,235

Funding Corporations – 13.6%
Falcon Asset Securitization
1.040%, 11/03/03	5,000	5,000
1.050%, 11/07/03	10,000	9,998
1.050%, 11/21/03	4,000	3,998
1.050%, 11/26/03	5,000	4,996
1.050%, 12/03/03	4,000	3,996
Preferred Receivable Funding
1.050%, 11/14/03	5,000	4,998
1.060%, 11/20/03	5,000	4,997
1.060%, 11/21/03	6,000	5,997
1.050%, 11/24/03	12,000	11,992
Receivables Capital
1.050%, 11/04/03	10,000	9,999
1.060%, 11/10/03	5,000	4,999
1.050%, 11/18/03	3,000	2,999
1.040%, 11/20/03	3,000	2,998
1.050%, 11/21/03	5,000	4,997
1.050%, 12/01/03	1,980	1,978

Total Funding Corporations		83,942

Leasing & Renting – 4.4%
International Lease Finance
1.030%, 11/12/03	10,000	9,997
1.050%, 11/18/03	7,000	6,997
1.020%, 12/03/03	5,000	4,995
1.030%, 12/04/03	5,000	4,995

Total Leasing & Renting		26,984

October 31, 2003          35

EXPEDITION MONEY MARKET FUND

Statement of Net Assets

Description	Face Amt. (000)	Value (000)

Multimedia – 4.0%
Gannett
1.010%, 11/06/03	$10,000	$9,998
1.010%, 11/10/03	5,000	4,999
1.000%, 11/13/03	10,000	9,997

Total Multimedia		24,994

Pharmaceuticals – 4.2%
Pfizer
1.020%, 11/07/03	6,000	5,999
1.020%, 11/26/03	15,000	14,989
1.040%, 01/06/04	5,000	4,991

Total Pharmaceuticals		25,979

Special Purpose Entity – 4.4%
Three Pillars
1.060%, 11/05/03	6,000	5,999
1.050%, 11/17/03	6,500	6,497
1.060%, 11/26/03	5,000	4,997
1.050%, 12/01/03	10,000	9,991

Total Special Purpose Entity		27,484

Telephones & Telecommunications – 1.6%
BellSouth
1.010%, 11/13/03	5,000	4,998
Verizon
1.000%, 11/04/03	5,000	5,000

Total Telephones & Telecommunications		9,998

Utilities – 2.4%
National Rural Utilities
1.050%, 11/19/03	15,000	14,992

Total Utilities		14,992

Total Commercial Paper
(Cost $458,639)		458,639

Corporate Obligations – 17.2%
Banks – 3.7%
Bank of America
5.750%, 03/01/04	4,100	4,161
6.625%, 06/15/04	8,600	8,881
6.125%, 07/15/04	1,228	1,271
Bank One, Ser A, MTN
5.625%, 02/17/04	1,137	1,150
Wachovia
6.625%, 06/15/04	2,898	2,994

36          October 31, 2003

EXPEDITION MONEY MARKET FUND

Statement of Net Assets

Description	Face Amt. (000)	Value (000)

Wells Fargo
6.625%, 07/15/04	$4,500	$4,666

Total Banks		23,123

Broker/Dealers – 7.6%
Bear Stearns
6.625%, 01/15/04	6,850	6,922
6.150%, 03/02/04	11,827	12,013
8.750%, 03/15/04	2,405	2,471
6.625%, 10/01/04	2,199	2,305
Lehman Brothers
6.625%, 04/01/04	3,155	3,226
Merrill Lynch, Ser B, MTN
6.800%, 11/03/03	1,715	1,715
6.070%, 04/06/04	2,280	2,327
5.350%, 06/15/04	4,450	4,564
Morgan Stanley
6.375%, 12/15/03	2,000	2,012
5.625%, 01/20/04	9,512	9,598

Total Broker/Dealers		47,153

Diversified Financial Services – 3.1%
Associates Corporation of North America
5.750%, 11/01/03	7,000	7,000
5.500%, 02/15/04	1,000	1,012
5.800%, 04/20/04	4,500	4,589
Associates Corporation of North America, Ser F, MTN
6.440%, 01/15/04	1,625	1,642
Caterpillar Financial, Ser F, MTN
7.700%, 11/05/03	1,045	1,046
7.960%, 01/26/04	1,000	1,016
Citigroup
5.700%, 02/06/04	1,500	1,517
Wells Fargo Financial
5.450%, 05/03/04	1,000	1,021

Total Diversified Financial Services		18,843

Electrical Services – 1.8%
Alabama Power, Ser I
5.350%, 11/15/03	6,350	6,359
Alabama Power, Ser N
4.875%, 09/01/04	4,785	4,921

Total Electrical Services		11,280

October 31, 2003          37

EXPEDITION MONEY MARKET FUND

Statement of Net Assets

Description	Shares/Face Amt. (000)	Value (000)

Utilities – 1.0%
National Rural Utilities
6.000%, 01/15/04	$6,215	$6,273

Total Utilities		6,273

Total Corporate Obligations
(Cost $106,672)		106,672

U.S. Agency Obligations – 3.7%
FNMA (A)
1.020%, 11/03/03	6,000	6,000
1.040%, 11/12/03	10,000	9,997
1.040%, 11/19/03	7,000	6,996

Total U.S. Agency Obligations
(Cost $22,993)		22,993

Repurchase Agreement – 3.9%
JP Morgan Chase
0.93% dated 10/31/03, matures
11/03/03, repurchase price $24,093,867
(collateralized by U.S. Treasury obligations,
total market value $24,574,195)	24,092	24,092

Total Repurchase Agreement
(Cost $24,092)		24,092

Money Market Fund – 0.8%
Financial Square Government Money Market Fund	5,014,267	5,014

Total Money Market Fund
(Cost $5,014)		5,014

Total Investments – 99.8%
(Cost $617,410)		617,410

Other Assets and Liabilities – 0.2%
Investment Advisory Fees Payable		(101)
Administrator Fees Payable		(79)
Custodian Fees Payable		(11)
Distribution Fees Payable		(84)
Other Assets and Liabilities, Net		1,422

Total Other Assets & Liabilities		1,147

38          October 31, 2003

EXPEDITION MONEY MARKET FUND

Statement of Net Assets

Description	Value (000)

Net Assets:
Portfolio Capital of Institutional Shares (unlimited authorization — no par value) based on 251,207,315 outstanding shares of beneficial interest	$251,206
Portfolio Capital of Investment Service Shares (unlimited authorization — no par value) based on 313,851,432 outstanding shares of beneficial interest	313,850
Portfolio Capital of Investment Sweep Class Shares (unlimited authorization — no par value) based on 53,499,557 outstanding shares of beneficial interest	53,498
Undistributed net investment income	2
Accumulated net realized gain on investments	1

Total Net Assets – 100.0%	$618,557

Net Asset Value, Offering and Redemption Price Per Share — Institutional Shares
($251,212,439 ÷ 251,207,315 shares)	$1.00

Net Asset Value, Offering and Redemption Price Per Share — Investment Service Shares
($313,845,198 ÷ 313,851,432 shares)	$1.00

Net Asset Value, Offering and Redemption Price Per Share — Sweep Class Shares
($53,499,741 ÷ 53,499,557 shares)	$1.00

(A)	The rate reflected on the Statement of Net Assets represents the security’s effective yield at time of purchase.

FNMA — Federal National Mortgage Association

MTN — Medium Term Note

Ser — Series

The accompanying notes are an integral part of the financial statements.

October 31, 2003          39

EXPEDITION TAX - FREE MONEY MARKET FUND

Statement of Net Assets

Description	Face Amt. (000)	Value (000)

Municipal Bonds – 99.8%
Alabama – 1.7%
Huntsville, Health Care Authority RB, Ser B, MBIA (A) (B) 6.625%, 06/01/23	$2,000	$2,103
Montgomery County, Special Care Financing Authority RB, VHA Alabama Incorporated Project,
Ser H, AMBAC (A) (B) 1.050%, 12/01/30	1,200	1,200

Total Alabama		3,303

Arizona – 0.3%
Apache County, Industrial Development Authority RB, Tucson Electrical Power - Springerville Project (A) (B) (C)
1.100%, 12/01/20	600	600

Total Arizona		600

Arkansas – 2.8%
Crossett, Pollution Control Revenue Authority RB, Pacific Corporation Project (A) (B) (C)
1.050%, 08/01/04	5,500	5,500

Total Arkansas		5,500

California – 2.6%
California Warrants, Ser A
2.000%, 06/16/04	4,500	4,525
Newport Beach, Revenue Authority RB,
Hoag Memorial Hospital, Ser C (A) (B)
1.200%, 10/01/26	500	500

Total California		5,025

Colorado – 2.5%
Castle Pines, North Metropolitan District Authority
GO (A) (B) (C)
1.130%, 12/01/28	1,000	1,000
Denver City & County, Multi-Family Housing Authority RB,
Cottonwood Creek Project, Ser A (A) (B)
1.050%, 04/15/14	1,000	1,000
SBC Metropolitan District GO (A) (B) (C)
1.070%, 12/01/17	2,000	2,000
Thornton, Colorado, Multifamily Revenue RB,
Quail Ridge Project, Ser A (A) (B) (C)
1.050%, 04/01/10	900	900

Total Colorado		4,900

40          October 31, 2003

EXPEDITION TAX - FREE MONEY MARKET FUND

Statement of Net Assets

Description	Face Amt. (000)	Value (000)

Connecticut – 0.5%
New Britain, BAN
2.250%, 04/08/04	$1,005	$1,010

Total Connecticut		1,010

Delaware – 3.6%
Delaware State, Economic Development Authority RB, School House Project (A) (B) (C)
1.050%, 12/01/15	750	750
University of Delaware RB, Ser A (A) (B)
1.050%, 11/01/18	6,300	6,300

Total Delaware		7,050

Florida – 1.7%
Miami-Dade County, Industrial Development Authority RB, Holy Cross Academy Project (A) (B) (C)
1.050%, 07/01/20	800	800
Orange County, Industrial Development Authority RB, Orlando Hawaiian Motel (A) (B) (C)
1.300%, 10/01/15	690	690
Palm Beach County, Economic Development Authority RB, YMCA Boynton Beach Project (A) (B) (C)
1.050%, 01/01/24	1,700	1,700

Total Florida		3,190

Georgia – 6.9%
Dalton Georgia, Utilities Authority RB, Ser A02, FSA (A) (B)
1.140%, 01/01/12	2,090	2,090
Dekalb County, Development Authority RB, American Cancer Society (A) (B) (C)
1.050%, 09/01/17	1,200	1,200
Dekalb County, Multi-Family Housing Authority RB, Winters Creek Apartments Project, FNMA (A) (B)
1.050%, 06/15/25	400	400
Dekalb County, Multi-Family Housing Authority RB, Woodhills Apartment Project (A) (B) (C)
1.100%, 12/01/07	1,600	1,600
Fulton County, Multi-Family Housing Authority RB, Champions Green Apartment Project, Ser B (A) (B)
1.050%, 10/01/25	4,300	4,300
Fulton County, Multi-Family Housing Authority RB, Hampton Hills Apartment Project, FHLMC (A) (B)
1.050%, 06/01/23	600	600
Macon-Bibb County, Hospital Authority RB, Medical Control Center Project (A) (B) (C)
1.050%, 12/01/18	1,700	1,700
Private Colleges & Universities Authority RB, Mercer University Project (A) (B) (C)
1.130%, 10/01/32	1,400	1,400

October 31, 2003          41

EXPEDITION TAX - FREE MONEY MARKET FUND

Statement of Net Assets

Description	Face Amt. (000)	Value (000)

Thomasville, Hospital Authority RB, Anticipation Certificates - J.D. Archbold Project (A) (B) (C)
1.050, 11/01/17	$100	$100

Total Georgia		13,390

Illinois – 6.8%
Central Lake RB, Merlots - Ser B18, AMBAC (A) (B)
1.140%, 05/01/20	900	900
Cook County GO, Merlots - Ser B11, AMBAC (A) (B)
1.140%, 11/15/25	500	500
East Peoria, Multi-Family Housing RB (A) (B) (C))
1.200%, 06/01/08	405	405
Illinois State, Development Finance Authority RB, Goodman Theater Project (A) (B) (C)
1.100%, 12/01/33	1,750	1,750
Illinois State, Development Finance Authority RB, WBEZ Alliance Incorporated Project (A) (B) (C)
1.050%, 03/01/29	1,800	1,800
Illinois State, Development Finance Authority RB, YMCA Chicago Project (A) (B) (C)
1.120%, 06/01/29	2,400	2,400
Illinois State, Educational Facilities RB, Field Museum of Natural History (A) (B) (C)
1.050%, 11/01/32	1,500	1,500
Kane Cook & Du Page Counties TAW
2.250%, 11/28/03	1,000	1,000
Oakbrook Terrace, Industrial Development Authority RB, Oakbrook Terrace Atrium Project (A) (B) (C)
1.050%, 12/01/25	2,000	2,000
Orland Park, Industrial Development Authority RB, Ser A (A) (B) (C)
1.350%, 12/28/04	825	825

Total Illinois		13,080

Indiana – 5.8%
Avon, Community School Warrants
1.950%, 12/31/03	1,000	1,001
Hamilton Southeastern Schools, BAN
1.250%, 04/01/04	1,000	1,000
Indiana State, Development Finance Authority RB, Cathedral High School Project (A) (B) (C)
1.200%, 09/01/26	1,000	1,000
Indiana State, Educational Facilities Authority RB, Evansville University Project, Ser B (A) (B) (C)
1.200%, 12/01/29	2,000	2,000
Indiana State, Health Facilities Financing Authority RB, Capital Access Project (A) (B) (C)
1.050%, 04/01/13	1,500	1,500

42          October 31, 2003

EXPEDITION TAX - FREE MONEY MARKET FUND

Statement of Net Assets

Description	Face Amt. (000)	Value (000)

Knox Community, School Corporate Industry, TAW
1.750%, 12/31/03	$1,000	$1,000
Merrillville School District Authority, TAW
1.250%, 12/31/03	1,000	1,000
Spencer Owen Independent Community Schools GO (A) (B)
1.500%, 12/31/03	1,650	1,651
Tippecanoe, TAN
2.000%, 12/30/03	1,100	1,101

Total Indiana		11,253

Iowa – 3.6%
Iowa State, Finance Authority RB, Drake University Project (A) (B) (C)
1.200%, 07/01/31	600	600
Iowa State, Higher Education Loan Authority RB, Private College Facilities, Loras Project (A) (B) (C)
1.150%, 11/01/30	2,400	2,400
Iowa State, Higher Education Loan Authority RB, Private College, Des Moines Project (A) (B) (C)
1.200%, 10/01/33	1,200	1,200
Iowa State, Higher Education Loan Authority RB, Private College, St. Ambrose Project (A) (B) (C)
1.150%, 04/01/33	2,700	2,700

Total Iowa		6,900

Kansas – 2.1%
Kansas Finance Authority RB, Kansas Department Administration, Ser J1 (A) (B)
1.150%, 12/01/18	1,800	1,800
Prairie Village RB, Corinth Place Apartments (A) (B)
1.050%, 11/01/30	2,350	2,350

Total Kansas		4,150

Kentucky – 2.9%
Kentucky State, Rural Water Financial Corporation RB (A) (B)
2.250%, 11/01/03	1,000	1,000
Kentucky State, TRAN
2.000%, 06/30/04	2,500	2,518
Lexington-Fayette Urban County, Government Industrial Building Authority RB, American Horse Shows Association Project (A) (B) (C)
1.200%, 12/01/18	2,025	2,025

Total Kentucky		5,543

October 31, 2003          43

EXPEDITION TAX - FREE MONEY MARKET FUND

Statement of Net Assets

Description	Face Amt. (000)	Value (000)

Louisiana – 1.6%
East Baton Rouge RB, Parish Pollution Control Authority,
Rhone-Poulenc Project (A) (B) (C)
1.200%, 06/01/11	$800	$800
1.200%, 12/01/11	1,230	1,230
Louisiana State, Public Facilities Authority Hospital RB,
St. Francis Medical Center Project, FSA (A) (B
5.300%, 07/01/09	1,000	1,048

Total Louisiana		3,078

Massachusetts – 2.3%
Massachusetts State, Development Finance Agency RB,
Marino Foundation Project (A) (B) (C)
1.050%, 07/01/21	2,100	2,100
Massachusetts State, Health and Educational Facilities Authority
RB, Falmouth Assisted Living, Ser A (A) (B) (C)
1.030%, 11/01/26	2,300	2,300

Total Massachusetts		4,400

Michigan – 5.4%
Farmington Hills Michigan Hospital Finance Authority RB,
Botsford General Hospital, Ser B, MBIA (A) (B
1.200%, 02/15/16	1,650	1,650
Jackson County, Economic Development Authority RB,
Thrifty Leoni Project (A) (B) (C)
1.060%, 12/01/14	1,000	1,000
Michigan State, Job Development Authority RB,
East Lansing Residential Project (A) (B) (C)
0.950%, 12/01/14	900	900
Michigan State, Strategic Fund RB,
Van Andel Research Institution Project (A) (B) (C)
1.050%, 11/01/27	3,400	3,400
Northern University RB, FGIC (A) (B)
1.150%, 06/01/31	1,600	1,600
Pinckney Community Schools,
State Aid Anticipation Notes
1.500%, 08/20/04	2,000	2,005

Total Michigan		10,555

44          October 31, 2003

EXPEDITION TAX - FREE MONEY MARKET FUND

Statement of Net Assets

Description	Face Amt. (000)	Value (000)

Minnesota – 2.8%
Mankato, Revenue Authority RB,
Bethany Lutheran College Project, Ser B, (A) (B) (C))
1.200%, 11/01/15	$1,740	$1,740
Minneapolis & St. Paul, Housing & Redevelopment Authority
RB, Childrens Healthcare System Project, Ser B, FSA (A) (B)
1.150%, 08/15/25	2,800	2,800
Minnesota State, Higher Education Facilities Authority RB,
St. Olaf College Project (A) (B) (C))
1.150%, 10/01/20	800	800

Total Minnesota	5,340

Missouri – 5.0%
Clayton, Industrial Development Authority RB,
Bailey Court Project (A) (B) (C))
1.200%, 01/01/09	500	500
Kansas City, Industrial Development Authority RB,
Bethesda Living Center Project, Ser A (A) (B) (C))
1.100%, 08/01/31	2,200	2,200
Kansas City, Industrial Development Authority RB,
Ewing Marion Kaufman (A) (B)
1.150%, 04/01/27	3,100	3,100
Missouri State, Health & Educational Facilities Authority RB,
Saint Louis University Project, Ser B (A) (B)
1.200%, 10/01/24	600	600
Missouri State, Health & Educational Facilities RN
1.150%, 10/29/04	945	945
Missouri State, State Office Buildings RB, Ser B (A) (B)
4.000%, 12/01/03	1,500	1,503
Saint Louis, Industrial Development Authority RB,
Schnuck Markets Kirkwood Project (A) (B) (C))
1.100%, 12/01/15	900	900

Total Missouri		9,748

Montana – 0.8%
Montana State, Board Investment RB, Municipal Finance
Consolidated-Intercapitalization Project (A) (B)
1.350%, 03/01/25	1,500	1,500

Total Montana		1,500

New Hampshire – 0.5%
Coos County, TAN
1.625%, 12/31/03	1,000	1,000

Total New Hampshire		1,000

October 31, 2003          45

EXPEDITION TAX - FREE MONEY MARKET FUND

Statement of Net Assets

Description	Face Amt. (000)	Value (000)

New York – 3.0%
New York City, Municipal Water Finance RB,
Ser C-1 (A) (B
1.160%, 06/15/18	$4,600	$4,600
New York City, Municipal Water Finance RB,
Ser F-1 (A) (B
1.160%, 06/15/33	1,300	1,300

Total New York		5,900

North Carolina – 0.6%
North Carolina Medical Care Community RB,
Carolina Meadows Income Project (A) (B) (C)
1.150%, 06/01/28	1,200	1,200

Total North Carolina		1,200

Ohio – 4.4%
American Municipal Power BAN
1.900%, 11/06/03	400	400
1.600%, 12/04/03	670	670
1.300%, 08/05/04	750	750
American Municipal Power BAN, Hubbard Project
1.450%, 12/19/03	420	420
American Municipal Power BAN, Oberlin Project
1.600%, 12/11/03	650	651
American Municipal Power BAN, St. Mary’s Project
1.200%, 10/07/04	830	830
Brook Park BAN
1.600%, 01/07/04	700	700
Clermont County, Economic Development Authority RB,
John Q. Hammons Project (A) (B) (C)
1.400%, 05/01/12	680	680
Ohio State, Higher Education Facilities RB,
Kenyon College Project (A) (B
1.100%, 08/01/33	150	150
Ohio State, Higher Education Facilities RB, Ser A (A) (B) (C)
1.100%, 09/01/24	2,000	2,000
Toledo Lucas County, Port Facilities Authority RB,
Toledo Museum of Art Project (A) (B) (C)
1.040%, 09/01/19	1,200	1,200

Total Ohio		8,451

Oklahoma – 1.0%
Tulsa, Industrial Development Authority RB,
Tulsa County Housing Fund Project (A) (B)
1.250%, 10/01/32	2,000	2,000

Total Oklahoma		2,000

46          October 31, 2003

EXPEDITION TAX - FREE MONEY MARKET FUND

Statement of Net Assets

Description	Face Amt. (000)	Value (000)

Oregon – 1.9%
Portland Economic Development RB, Broadway Project,
Ser A, AMBAC (A) (B) (C))
1.090%, 04/01/35	$3,750	$3,750

Total Oregon		3,750

Pennsylvania – 10.6%
Allegheny County RB, Industrial Development Authority,
Jewish Home & Hospital Project, Ser B (A) (B) (C)
1.100%, 10/01/26	1,240	1,240
Delaware County Industrial Development Authority RB,
British Petroleum Project (A) (B)
1.120%, 10/01/19	1,500	1,500
Erie County Hospital Authority RB, Ser 820, MBIA (A) (B)
1.110%, 07/01/22	3,000	3,000
Lawrence County Industrial Development Authority RB,
Villa Maria Project (A) (B) (C))
1.090%, 07/01/33	2,600	2,600
Montgomery County RB, Kingswood Apartments Project,
Ser A, FNMA (A) (B)
1.000%, 08/15/31	1,000	1,000
Pennsylvania State, Economic Development Financing
Authority RB, Philadelphia Area Project, Ser J3 (A) (B) (C))
1.100%, 11/01/30	4,200	4,200
Pennsylvania State, Higher Education Association
Independent Colleges RB, Ser I1 (A) (B) (C))
1.100%, 11/01/31	3,000	3,000
Pennsylvania State, Higher Educational Facility RB,
CICU Funding Program, Ser B7 (A) (B) (C))
1.100%, 11/01/23	1,300	1,300
Philadelphia Authority for Industrial Development RB (A) (B)
1.450%, 05/01/17	500	500
Philadelphia RB, School for the Deaf Project (A) (B) (C))
1.100%, 11/01/32	1,000	1,000
Philadelphia, Hospital & Higher Education Facilities Authority
RB, Temple East Project, Ser B (A) (B) (C))
1.100%, 06/01/14	300	300
Temple University, Commonwealth of Higher Education RN
1.200%, 05/04/04	1,000	1,000

Total Pennsylvania		20,640

October 31, 2003          47

EXPEDITION TAX - FREE MONEY MARKET FUND

Statement of Net Assets

Description	Face Amt. (000)	Value (000)

Tennessee – 1.3%
Chattanooga, Health Education and Facilities Board RB,
McCallie School Project (A) (B) (C)
1.050%, 12/01/23	$1,400	$1,400
Wilson County, Industrial Development Board RB,
Hartmann Luggage Co. Project (A) (B
1.220%, 07/01/26	1,100	1,100

Total Tennessee		2,500

Texas – 2.1%
Texas State, TRAN
2.000%, 08/31/04	4,000	4,028

Total Texas		4,028

Vermont – 0.8%
Vermont State, Educational & Health Buildings Financing
Authority RB, Capital Asset Financing Program,
Ser 1 (A) (B) (C)
1.150%, 06/01/22	1,500	1,500

Total Vermont		1,500

Washington – 4.3%
Seattle, Low Income Housing Authority RB,
Foss Home Project (A) (B) (C)
1.050%, 12/01/24	345	345
Washington State, GO, Ser A11, MBIA (A) (B
1.140%, 06/01/17	1,400	1,400
Washington State, Housing Finance Commission Non-Profit RB,
Pioneer Human Services Project, Ser A (A) (B) (C)
1.150%, 08/01/19	1,250	1,250
Washington State, Housing Finance Commission Non-Profit RB,
Rockwood Retirement Community (A) (B) (C)
1.150%, 01/01/34	1,000	1,000
Washington State, Housing Finance Commission Non-Profit RB,
Rockwood Retirement Community, Ser A (A) (B) (C)
1.150%, 01/01/30	3,600	3,600
Washington State, Housing Finance Commission Non-Profit RB,
Tacoma Art Museum Project (A) (B) (C)
1.200%, 06/01/32	100	100
Washington State, Housing Finance Commission Non-Profit RB,
Vincent DePaul Project, Ser A, (A) (B) (C)
1.050%, 02/01/30	500	500
Washington State, Housing Finance Commission Non-Profit RB,
YMCA Columbia/Willamette Project (A) (B) (C)
1.150%, 08/01/24	100	100

Total Washington		8,295

48          October 31, 2003

EXPEDITION TAX - FREE MONEY MARKET FUND

Statement of Net Assets

Description	Face Amt. (000)	Value (000)

West Virginia – 0.6%
Putnam County, Industrial Development RB,
FMC Corporation Project (A) (B) (C)
1.000%, 10/01/11	$1,200	$1,200

Total West Virginia		1,200

Wisconsin – 6.0%
Chippewa Falls BAN
2.000%, 11/01/03	1,075	1,075
Milwaukee RB, Montessori Society School Project (A) (B) (C)
1.250%, 07/01/21	100	100
West Salem School District, TRAN
1.750%, 09/01/04	1,400	1,407
Wisconsin State, Health & Educational Facilities Authority RB,
Alverno College Project (A) (B) (C)
1.200%, 11/01/17	100	100
Wisconsin State, Health & Educational Facilities Authority RB,
Gundersen Lutheran Project, Ser A, FSA (A) (B)
1.150%, 12/01/15	5,300	5,300
Wisconsin State, Health & Educational Facilities Authority RB,
Mercy Health Systems Project, Ser C (A) (B) (C)
1.100%, 08/15/23	2,600	2,600
Wisconsin State, Health & Educational Facilities Authority RB,
Oakwood Village East Lutheran Homes Project,
Ser B (A) (B) (C)
1.100%, 08/15/30	1,000	1,000

Total Wisconsin		11,582

Wyoming – 0.5%
Campbell County, TAN
1.500%, 12/22/03	1,000	1,000

Total Wyoming		1,000

Multi-State – 0.5%
Greystone, Municipal Lease Certificate Trust Authority COP,
Ser A (A) (B) (C)
1.220%, 07/01/05	460	460
Greystone, Tax Exempt Certificate Trust Authority RB,
Senior Certificate of Beneficial Ownership Project (A) (B) (C)
1.220%, 05/01/28	505	505

Total Multi-State		965

Total Municipal Bonds

(Cost $193,526)		193,526

Total Investments – 99.8%

(Cost $193,526)		193,526

October 31, 2003          49

EXPEDITION TAX - FREE MONEY MARKET FUND

Statement of Net Assets

Description	Face Amt. (000)	Value (000)

Other Assets and Liabilities – 0.2%
Investment Advisory Fees Payable		$(20)
Administrator Fees Payable		(24)
Custodian Fees Payable		(3)
Distribution Fees Payable		(26)
Other Assets and Liabilities, Net		462

Total Other Assets & Liabilities		389

Net Assets:
Portfolio Capital of Institutional Shares (unlimited authorization — no par value) based on 84,122,634 outstanding shares of beneficial interest		84,122
Portfolio Capital of Investment Service Shares (unlimited authorization — no par value) based on 87,069,195 outstanding shares of beneficial interest		87,070
Portfolio Capital of Sweep Class Shares (unlimited authorization — no par value) based on 22,736,594 outstanding shares of beneficial interest		22,736
Accumulated net realized loss on investments		(13)

Total Net Assets – 100.0%		$193,915

Net Asset Value, Offering and Redemption Price Per Share — Institutional Shares
($84,116,108 ÷ 84,122,634 shares)		$1.00

Net Asset Value, Offering and Redemption Price Per Share — Investment Service Shares
($87,062,230 ÷ 87,069,195 shares)		$1.00

Net Asset Value, Offering and Redemption Price Per Share — Sweep Class Shares
($22,736,234 ÷ 22,736,594 shares)		$1.00

50          October 31, 2003

EXPEDITION TAX - FREE MONEY MARKET FUND

Statement of Net Assets

(A)	Floating rate security.
(B)	Put & Demand Feature — the date reported is the final maturity date, not the next reset or put date.
(C)	Securities are held in conjunction with a letter of credit from a major bank or financial institution.

AMBAC — American Municipal Bond Assurance Company

BAN — Bond Anticipation Notes

COP — Certificate of Participation

FGIC — Financial Guaranty Insurance Corporation

FHLMC — Federal Home Loan Mortgage Corporation

FNMA — Federal National Mortgage Association

FSA — Financial Security Assurance

MBIA — Municipal Bond Insurance Association

RN — Revenue Notes

GO — General Obligation

RB — Revenue Bond Ser — Series

TAN — Tax Anticipation Notes

TAW — Tax Anticipation Warrants

TRAN — Tax & Revenue Anticipation Notes

VHA — Veteran’s Hospital Association

The accompanying notes are an integral part of the financial statements.

October 31, 2003          51

Statements of Operations (000)
For the year ended October 31, 2003

	Expedition Equity Fund	Expedition Equity Income Fund

Investment Income:
Dividends	$2,859	$255
Interest	26	5

Total investment income	2,885	260

Expenses:
Investment advisory fees	1,283	100
Administrator fees	342	75
Custodian fees	34	3
Distribution fees —
Investment Shares - Class A	19	1
Investment Shares - Class B	136	7
Transfer agent fees	283	97
Professional fees	29	17
Printing fees	15	1
Registration fees	15	1
Trustees’ fees	5	—
Other fees	14	2

Total expenses	2,175	304

Less:
Waiver of investment advisory fees	—	(100)
Reimbursement of investment advisory fees	—	(30)

Net expenses	2,175	174

Net investment income	710	86

Net realized loss on investments	(22,249)	(2,349)
Net change in unrealized appreciation of investments	53,720	4,184

NET REALIZED AND UNREALIZED GAIN ON INVESTMENTS	31,471	1,835

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$32,181	$1,921

Amounts designated as “—” are either $0 or have been rounded to $0.

The accompanying notes are an integral part of the financial statements.

52          October 31, 2003

Statements of Operations (000)
For the year ended October 31, 2003

	Expedition Investment Grade Bond Fund	Expedition Tax- Free Investment Grade Bond Fund

Investment Income:
Interest	$6,259	$3,276

Total investment income	6,259	3,276

Expenses:
Investment advisory fees	599	378
Administrator fees	240	151
Custodian fees	24	15
Distribution fees —
Investment Shares - Class A	14	1
Investment Shares - Class B	21	3
Transfer agent fees	144	89
Professional fees	26	22
Printing fees	12	8
Registration fees	12	7
Trustees’ fees	3	2
Other fees	11	14

Total expenses	1,106	690

Less:
Waiver of investment advisory fees	(112)	(82)

Net expenses	994	608

Net investment income	5,265	2,668

Net realized gain on investments	776	1,425
Net change in unrealized depreciation of investments	(1,476)	(711)

NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS	(700)	714

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$4,565	$3,382

The accompanying notes are an integral part of the financial statements.

October 31, 2003          53

Statements of Operations (000)
For the year ended October 31, 2003

	Expedition Money Market Fund	Expedition Tax-Free Money Market Fund

Investment Income:
Interest	$8,152	$2,528

Total investment income	8,152	2,528

Expenses:
Investment advisory fees	2,483	830
Administrator fees	931	311
Shareholder Servicing Fees —
Investment Service Shares	828	240
Sweep Class Shares	184	76
Custodian fees	124	41
Transfer agent fees	383	104
Registration fees	70	21
Professional fees	68	33
Printing fees	65	23
Trustees’ fees	17	6
Amortization of organization costs	—	1
Other fees	14	7

Total expenses	5,167	1,693

Less:
Waiver of investment advisory fees	(1,362)	(486)

Net expenses	3,805	1,207

Net investment income	4,347	1,321

Net realized gain (loss) on investments	24	(3)

NET INCREASE IN NET ASSETS
RESULTING FROM OPERATIONS	$4,371	$1,318

Amounts designated as “—” are either $0 or have been rounded to $0.

The accompanying notes are an integral part of the financial statements.

54          October 31, 2003

Statements of changes in net Assets (000)
For the years ended October 31,

	Expedition Equity Fund		Expedition Equity Income Fund

	2003	2002	2003	2002

Operations:
Investment income	$710	$220	$86	$99
Net realized loss on investments	(22,249)	(35,629)	(2,349)	(6,195)
Net change in unrealized appreciation (depreciation) of investments	53,720	(22,715)	4,184	1,648

Net increase (decrease) in net assets resulting from operations	32,181	(58,124)	1,921	(4,448)

Dividends to Shareholders From:
Investment income:
Institutional Shares	(775)	—	(106)	(100)
Investment Shares - Class A	(10)	—	(2)	(1)
Investment Shares - Class B	—	—	—	—
Tax return of capital:
Institutional Shares	—	—	(4)	—
Investment Shares - Class A	—	—	—	—
Investment Shares - Class B	—	—	—	—

Total dividends	(785)	—	(112)	(101)

Capital Share Transactions (1):
Institutional Shares:
Proceeds from sales	11,892	27,244	39	837
Shares issued in lieu of cash distributions	397	—	—	—
Payments for redemptions	(56,560)	(91,883)	(3,157)	(3,183)

Decrease in net assets from Institutional Shares transactions	(44,271)	(64,639)	(3,118)	(2,346)

Investment Shares - Class A:
Proceeds from sales	1,872	2,186	26	185
Shares issued in lieu of cash distributions	9	—	1	1
Payments for redemptions	(1,610)	(3,917)	(100)	(170)

Increase (decrease) in net assets from Investment Shares - Class A transactions	271	(1,731)	(73)	16

Investment Shares - Class B:
Proceeds from sales	1,577	3,115	80	399
Shares issued in lieu of cash distributions	—	—	—	—
Payments for redemptions	(2,176)	(3,773)	(164)	(285)

Increase (decrease) in net assets from Investment Shares - Class B transactions	(599)	(658)	(84)	114

Total decrease in net assets from capital share transactions	(44,599)	(67,028)	(3,275)	(2,216)

Total decrease in net assets	(13,203)	(125,152)	(1,466)	(6,765)

NET ASSETS AT BEGINNING OF YEAR	193,279	318,431	14,880	21,645

NET ASSETS AT END OF YEAR	$180,076	$193,279	$13,414	$14,880

(1)	See note 5 in the notes to financial statements for additional information.

Amounts designated as “—” are either $0 or have been rounded to $0.

The accompanying notes are an integral part of the financial statements.

October 31, 2003          55

Statements of Changes in Net Assets (000)
For the years ended October 31,

	Expedition Investment Grade Bond Fund		Expedition Tax-Free Investment Grade Bond Fund

	2003	2002	2003	2002

Operations:
Investment income	$5,265	$6,122	$2,668	$3,068
Net realized gain on investments	776	1,462	1,425	1,276
Net change in unrealized appreciation (depreciation) of investments	(1,476)	151	(711)	(590)

Net increase in net assets resulting from operations	4,565	7,735	3,382	3,754

Dividends and Distributions to Shareholders From:
Investment income:
Institutional Shares	(5,021)	(5,843)	(2,652)	(3,033)
Investment Shares - Class A	(231)	(250)	(15)	(31)
Investment Shares - Class B	(73)	(54)	(6)	(6)
Realized capital gains:
Institutional Shares	—	—	(1,267)	(335)
Investment Shares - Class A	—	—	(14)	(3)
Investment Shares - Class B	—	—	(4)	(1)

Total dividends and distributions	(5,325)	(6,147)	(3,958)	(3,409)

Capital Share Transactions (1):
Institutional Shares:
Proceeds from sales	27,319	24,890	10,476	6,231
Shares issued in lieu of cash distributions	2,852	3,393	989	327
Payments for redemptions	(33,137)	(38,707)	(14,752)	(18,293)

Decrease in net assets from Institutional Shares transactions	(2,966)	(10,424)	(3,287)	(11,735)

Investment Shares - Class A:
Proceeds from sales	489	459	182	2
Shares issued in lieu of cash distributions	179	189	28	33
Payments for redemptions	(525)	(698)	(723)	(86)

Increase (decrease) in net assets from Investment Shares - Class A transactions	143	(50)	(513)	(51)

Investment Shares - Class B:
Proceeds from sales	669	1,224	41	63
Shares issued in lieu of cash distributions	67	47	7	5
Payments for redemptions	(510)	(454)	(51)	(27)

Increase (decrease) in net assets from Investment
Shares - Class B transactions	226	817	(3)	41

Total decrease in net assets from capital share transactions	(2,597)	(9,657)	(3,803)	(11,745)

Total decrease in net assets	(3,357)	(8,069)	(4,379)	(11,400)

NET ASSETS AT BEGINNING OF YEAR	117,531	125,600	76,115	87,515

NET ASSETS AT END OF YEAR	$114,174	$117,531	$71,736	$76,115

(1)	See note 5 in the notes to financial statements for additional information.

Amounts designated as “—” are either $0 or have been rounded to $0.

The accompanying notes are an integral part of the financial statements.

56          October 31, 2003

Statements of Changes in Net Assets (000)
For the years ended October 31,

	Expedition Money Market Fund		Expedition Tax-Free Money Market Fund

	2003	2002	2003	2002

Operations:
Investment income	$4,347	$7,835	$1,321	$1,748
Net realized gain (loss) on investments	24	(21)	(3)	(3)

Net increase in net assets resulting from operations	4,371	7,814	1,318	1,745

Dividends to Shareholders From:
Investment income:
Institutional Shares	(2,064)	(2,741)	(727)	(829)
Investment Service Shares	(2,081)	(4,494)	(512)	(881)
Sweep Class Shares	(249)	(601)	(81)	(38)

Total dividends	(4,394)	(7,836)	(1,320)	(1,748)

Capital Share Transactions (1):
Institutional Shares:
Proceeds from sales	831,364	781,592	395,054	203,523
Shares issued in lieu of cash distributions	90	149	—	—
Payments for redemptions	(818,571)	(691,209)	(408,728)	(141,669)

Increase (decrease) in net assets from Institutional Shares transactions	12,883	90,532	(13,674)	61,854

Investment Service Shares:
Proceeds from sales	646,623	721,789	231,192	166,273
Shares issued in lieu of cash distributions	214	398	4	12
Payments for redemptions	(689,955)	(743,113)	(220,987)	(202,949)

Increase (decrease) in net assets from Investment Service Shares transactions	(43,118)	(20,926)	10,209	(36,664)

Sweep Class Shares:
Proceeds from sales	153,774	154,371	62,132	17,731
Shares issued in lieu of cash distributions	233	575	19	33
Payments for redemptions	(150,961)	(157,019)	(47,843)	(13,404)

Increase (decrease) in net assets from Sweep Class Shares transactions	3,046	(2,073)	14,308	4,360

Total increase (decrease) in net assets from capital share transactions	(27,189)	67,533	10,843	29,550

Total increase (decrease) in net assets	(27,212)	67,511	10,841	29,547

NET ASSETS AT BEGINNING OF YEAR	645,769	578,258	183,074	153,527

NET ASSETS AT END OF YEAR	$618,557	$645,769	$193,915	$183,074

(1)	See note 5 in the notes to financial statements for additional information.

Amounts designated as “—” are either $0 or have been rounded to $0.

The accompanying notes are an integral part of the financial statements.

October 31, 2003          57

Financial Highlights

For a Share Outstanding Throughout Each Period

	Net Asset Value, Beginning of Period	Net Investment Income (Loss)	Realized and Unrealized Gains or (Losses) on Investments	Total from Operations	Dividends from Net Investment Income	Distributions from Capital Gains

Equity Fund

Institutional Shares
2003	$6.14	$0.04	$1.24	$1.28	$(0.03)	$—
2002	7.99	0.01	(1.86)	(1.85)	—	—
2001	14.25	(0.01)	(4.44)	(4.45)	—	(1.81)
2000	13.09	(0.02)	2.67	2.65	—	(1.49)
1999	10.55	—	3.13	3.13	—	(0.59)

Investment Shares - Class A
2003	$6.08	$0.02	$1.24	$1.26	$(0.01)	$—
2002	7.93	(0.02)	(1.83)	(1.85)	—	—
2001	14.18	(0.03)	(4.41)	(4.44)	—	(1.81)
2000	13.06	(0.03)	2.64	2.61	—	(1.49)
1999	10.58	(0.03)	3.10	3.07	—	(0.59)

Investment Shares - Class B
2003	$5.87	$(0.04)	$1.20	$1.16	$—	$—
2002	7.72	(0.07)	(1.78)	(1.85)	—	—
2001	13.95	(0.09)	(4.33)	(4.42)	—	(1.81)
2000	12.96	(0.08)	2.56	2.48	—	(1.49)
1999(1)	10.82	(0.04)	2.77	2.73	—	(0.59)

Equity Income Fund

Institutional Shares
2003	$5.78	$0.05	$0.87	$0.92	$(0.05)††	$—
2002	7.42	0.04	(1.64)	(1.60)	(0.04)	—
2001	10.77	0.05	(2.82)	(2.77)	(0.05)	(0.53)
2000(2)	10.00	0.07	0.76	0.83	(0.06)	—

Investment Shares - Class A
2003	$5.77	$0.04	$0.87	$0.91	$(0.04)††	$—
2002	7.41	0.02	(1.64)	(1.62)	(0.02)	—
2001	10.76	0.04	(2.83)	(2.79)	(0.03)	(0.53)
2000(3)	9.78	0.04	1.00	1.04	(0.06)	—

Investment Shares - Class B
2003	$5.73	$(0.02)	$0.87	$0.85	$— *††	$—
2002	7.38	(0.03)	(1.62)	(1.65)	—	—
2001	10.75	(0.02)	(2.82)	(2.84)	—	(0.53)
2000(4)	9.82	0.01	0.94	0.95	(0.02)	—

*	Amount represents less than $0.01.
†	Returns are for the period indicated and have not been annualized.
††	Includes Return of Capital of $0.0003.
(1)	Commenced operations on November 16, 1998. All ratios for the period have been annualized.
(2)	Commenced operations on March 3, 2000. All ratios for the period have been annualized.
(3)	Commenced operations on March 10, 2000. All ratios for the period have been annualized.
(4)	Commenced operations on March 15, 2000. All ratios for the period have been annualized.

Amounts designated as “—” are either $0 or have been rounded to $0.

The accompanying notes are an integral part of the financial statements.

58          October 31, 2003

	Total Dividends and Distributions	Net Asset Value, End of Period	Total Return†	Net Assets End of Period (000)	Ratio of Expenses to Average Net Assets	Ratio of Net Investment Income (Loss) to Average Net Assets	Ratio of Expenses to Average Net Assets (Excluding Waivers and Reimbursements)	Portfolio Turnover Rate

Equity Fund

Institutional Shares
2003	$(0.03)	$7.39	20.99%	$156,142	1.18%	0.51%	1.18%	66.18%
2002	—	6.14	(23.15)%	173,038	1.16%	0.16%	1.16%	47.88%
2001	(1.81)	7.99	(34.99)%	288,992	1.10%	(0.09)%	1.10%	79.08%
2000	(1.49)	14.25	22.01%	422,148	1.05%	(0.22)%	1.05%	64.54%
1999	(0.59)	13.09	30.87%	363,694	1.05%	0.04%	1.05%	90.76%

Investment Shares - Class A
2003	$(0.01)	$7.33	20.72%	$8,910	1.43%	0.24%	1.43%	66.18%
2002	—	6.08	(23.33)%	7,100	1.41%	(0.09)%	1.41%	47.88%
2001	(1.81)	7.93	(35.11)%	11,253	1.35%	(0.32)%	1.35%	79.08%
2000	(1.49)	14.18	21.73%	10,090	1.30%	(0.49)%	1.30%	64.54%
1999	(0.59)	13.06	30.16%	4,688	1.30%	(0.21)%	1.30%	90.76%

Investment Shares - Class B
2003	$—	$7.03	19.76%	$15,024	2.18%	(0.50)%	2.18%	66.18%
2002	—	5.87	(23.96)%	13,141	2.16%	(0.84)%	2.16%	47.88%
2001	(1.81)	7.72	(35.61)%	18,186	2.10%	(1.08)%	2.10%	79.08%
2000	(1.49)	13.95	20.80%	20,358	2.05%	(1.24)%	2.05%	64.54%
1999(1)	(0.59)	12.96	26.31%	7,706	2.05%	(0.95)%	2.05%	90.76%

Equity Income Fund

Institutional Shares
2003	$(0.05)††	$6.65	16.12%	$12,422	1.25%	0.70%	2.23%	99.66%
2002	(0.04)	5.78	(21.66)%	13,865	1.25%	0.56%	1.72%	93.43%
2001	(0.58)	7.42	(26.99)%	20,401	1.25%	0.60%	1.42%	88.73%
2000(2)	(0.06)	10.77	8.36%	34,420	1.25%	1.00%	1.25%	73.31%

Investment Shares - Class A
2003	$(0.04)††	$6.64	15.84%	$277	1.50%	0.46%	2.48%	99.66%
2002	(0.02)	5.77	(21.87)%	309	1.50%	0.32%	1.97%	93.43%
2001	(0.56)	7.41	(27.19)%	408	1.50%	0.32%	1.67%	88.73%
2000(3)	(0.06)	10.76	10.60%	286	1.50%	0.84%	1.50%	73.31%

Investment Shares - Class B
2003	$— *††	$6.58	14.85%	$715	2.25%	(0.29% )	3.23%	99.66%
2002	—	5.73	(22.36)%	706	2.25%	(0.43% )	2.72%	93.43%
2001	(0.53)	7.38	(27.66)%	836	2.25%	(0.45% )	2.42%	88.73%
2000(4)	(0.02)	10.75	9.71%	427	2.25%	(0.15% )	2.25%	73.31%

October 31, 2003          59

Financial Highlights

For a Share Outstanding Throughout Each Period

	Net Asset Value, Beginning of Period	Net Investment Income	Realized and Unrealized Gains or (Losses) on Investments	Total from Operations	Dividends from Net Investment Income	Distributions from Capital Gains

Investment Grade Bond Fund

Institutional Shares
2003	$10.77	$0.49	$(0.07)	$0.42	$(0.49)	$—
2002	10.60	0.53	0.17	0.70	(0.53)	—
2001	9.72	0.53	0.88	1.41	(0.53)	—
2000	9.65	0.53	0.07	0.60	(0.53)	—
1999	10.15	0.49	(0.50)	(0.01)	(0.49)	—

Investment Shares - Class A
2003	$10.76	$0.46	$(0.07)	$0.39	$(0.46)	$—
2002	10.59	0.50	0.17	0.67	(0.50)	—
2001	9.71	0.50	0.88	1.38	(0.50)	—
2000	9.64	0.51	0.07	0.58	(0.51)	—
1999	10.15	0.47	(0.51)	(0.04)	(0.47)	—

Investment Shares - Class B
2003	$10.78	$0.38	$(0.07)	$0.31	$(0.38)	$—
2002	10.61	0.42	0.17	0.59	(0.42)	—
2001	9.72	0.43	0.89	1.32	(0.43)	—
2000	9.64	0.44	0.08	0.52	(0.44)	—
1999(1)	10.06	0.38	(0.17)	0.21	(0.63)	—

Tax-Free Investment Grade Bond Fund

Institutional Shares
2003	$11.00	$0.39	$0.10	$0.49	$(0.39)	$(0.19)
2002(2)	10.89	0.43	0.15	0.58	(0.43)	(0.04)
2001	10.37	0.44	0.52	0.96	(0.44)	—
2000(3)	10.00	0.31	0.37	0.68	(0.31)	—

Investment Shares - Class A
2003	$10.99	$0.36	$0.11	$0.47	$(0.36)	$(0.19)
2002(2)	10.88	0.40	0.15	0.55	(0.40)	(0.04)
2001	10.36	0.42	0.52	0.94	(0.42)	—
2000(4)	10.05	0.28	0.31	0.59	(0.28)	—

Investment Shares - Class B
2003	$10.99	$0.28	$0.11	$0.39	$(0.28)	$(0.19)
2002(2)	10.89	0.32	0.14	0.46	(0.32)	(0.04)
2001	10.37	0.34	0.52	0.86	(0.34)	—
2000(5)	10.18	0.13	0.19	0.32	(0.13)	—

†	Returns are for the period indicated and have not been annualized.
(1)	Commenced operations on November 16, 1998. All ratios for the period have been annualized.
(2)

As required, effective November 1, 2001, the Funds adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies that requires it to record the accretion of market discounts. The effect of this change for the year ended October 31, 2002 was a decrease in the ratio of net investment income to average net assets of 0.01%. Per share data and ratios for period prior to November 1, 2001 have not been restated to reflect this change in accounting.

The accompanying notes are an integral part of the financial statements.

60          October 31, 2003

	Total Dividends and Distributions	Net Asset Value, End of Period	Total Return†	Net Assets End of Period (000)	Ratio of Expenses to Average Net Assets	Ratio of Net Investment Income to Average Net Assets	Ratio of Expenses to Average Net Assets (Excluding Waivers and Reimbursements)	Portfolio Turnover Rate

Investment Grade Bond Fund

Institutional Shares
2003	$(0.49)	$10.70	3.89%	$106,643	0.80%	4.42%	0.89%	27.97%
2002	(0.53)	10.77	6.88%	110,312	0.80%	5.06%	0.90%	13.80%
2001	(0.53)	10.60	15.00%	119,279	0.77%	5.35%	0.86%	29.53%
2000	(0.53)	9.72	6.49%	136,354	0.75%	5.61%	0.89%	77.09%
1999	(0.49)	9.65	(0.06)%	98,889	0.90%	5.00%	1.15%	39.57%

Investment Shares - Class A
2003	$(0.46)	$10.69	3.63%	$5,407	1.05%	4.17%	1.14%	27.97%
2002	(0.50)	10.76	6.61%	5,305	1.05%	4.81%	1.15%	13.80%
2001	(0.50)	10.59	14.72%	5,262	1.02%	5.09%	1.11%	29.53%
2000	(0.51)	9.71	6.22%	5,222	1.00%	5.32%	1.14%	77.09%
1999	(0.47)	9.64	(0.41)%	7,279	1.15%	4.75%	1.40%	39.57%

Investment Shares - Class B	$(0.38)	$10.71	2.86%	$2,124	1.80%	3.42%	1.89%	27.97%
2003	(0.42)	10.78	5.82%	1,914	1.80%	4.03%	1.90%	13.80%
2002	(0.43)	10.61	13.99%	1,059	1.77%	4.30%	1.86%	29.53%
2001	(0.44)	9.72	5.54%	204	1.75%	4.58%	1.89%	77.09%
2000	(0.63)	9.64	2.10%	214	1.90%	4.07%	2.15%	39.57%
1999(1)

Tax-Free Investment Grade Bond Fund

Institutional Shares
2003	$(0.58)	$10.91	4.57%	$71,211	0.80%	3.54%	0.91%	38.86%
2002(2)	(0.47)	11.00	5.50%	75,064	0.80%	3.96%	0.88%	23.39%
2001	(0.44)	10.89	9.53%	86,461	0.77%	4.22%	0.83%	29.84%
2000(3)	(0.31)	10.37	6.84%	84,729	0.65%	4.58%	0.75%	42.74%

Investment Shares - Class A
2003	$(0.55)	$10.91	4.40%	$305	1.05%	3.31%	1.16%	38.86%
2002(2)	(0.44)	10.99	5.24%	827	1.05%	3.71%	1.13%	23.39%
2001	(0.42)	10.88	9.26%	872	1.02%	3.96%	1.08%	29.84%
2000(4)	(0.28)	10.36	5.95%	523	0.90%	4.36%	1.00%	42.74%

Investment Shares - Class B
2003	$(0.47)	$10.91	3.63%	$220	1.80%	2.54%	1.91%	38.86%
2002(2)	(0.36)	10.99	4.36%	224	1.80%	2.96%	1.88%	23.39%
2001	(0.34)	10.89	8.45%	182	1.77%	3.18%	1.83%	29.84%
2000(5)	(0.13)	10.37	3.16%	3	1.65%	3.56%	1.75%	42.74%

(3)	Commenced operations on March 3, 2000. All ratios for the period have been annualized.
(4)	Commenced operations on March 10, 2000. All ratios for the period have been annualized.
(5)	Commenced operations on June 23, 2000. All ratios for the period have been annualized.

Amounts designated as “—” are either $0 or have been rounded to $0.

October 31, 2003          61

For a Share Outstanding Throughout Each Period

	Net Asset Value, Beginning of Period	Net Investment Income	Realized and Unrealized Gains on Investments	Total from Operations	Dividends from Net Investment Income	Distributions from Capital Gains

Money Market Fund

Institutional Shares
2003	$1.00	$0.01	$—	$0.01	$(0.01)	$—
2002	1.00	0.01	—	0.01	(0.01)	—
2001	1.00	0.04	—	0.04	(0.04)	—
2000	1.00	0.06	—	0.06	(0.06)	—
1999	1.00	0.05	—	0.05	(0.05)	—

Investment Service Shares
2003	$1.00	$0.01	$—	$0.01	$(0.01)	$—
2002	1.00	0.01	—	0.01	(0.01)	—
2001	1.00	0.04	—	0.04	(0.04)	—
2000	1.00	0.06	—	0.06	(0.06)	—
1999	1.00	0.05	—	0.05	(0.05)	—

Sweep Class Shares
2003	$1.00	$0.01	$—	$0.01	$(0.01)	$—
2002	1.00	0.02	—	0.02	(0.02)	—
2001	1.00	0.04	—	0.04	(0.04)	—
2000(1)	1.00	0.01	—	0.01	(0.01)	—

Tax-Free Money Market Fund

Institutional Shares
2003	$1.00	$0.01	$—	$0.01	$(0.01)	$—
2002	1.00	0.01	—	0.01	(0.01)	—
2001	1.00	0.03	—	0.03	(0.03)	—
2000	1.00	0.04	—	0.04	(0.04)	—
1999(2)	1.00	0.02	—	0.02	(0.02)	—

Investment Service Shares
2003	$1.00	$0.01	$—	$0.01	$(0.01)	$—
2002	1.00	0.01	—	0.01	(0.01)	—
2001	1.00	0.03	—	0.03	(0.03)	—
2000	1.00	0.03	—	0.03	(0.03)	—
1999	1.00	0.03	—	0.03	(0.03)	—

Sweep Class Shares
2003	$1.00	$—	$—	$—	$— *	$—
2002	1.00	0.01	—	0.01	(0.01)	—
2001	1.00	0.03	—	0.03	(0.03)	—
2000(1)	1.00	0.01	—	0.01	(0.01)	—

*	Amount represents less than $0.01.
†	Returns are for the period indicated and have not been annualized.
(1)	Commenced operations on August 1, 2000. All ratios for the period have been annualized.
(2)	Commenced operations on April 14, 1999. All ratios for the period have been annualized.

Amounts designated as “—” are either $0 or have been rounded to $0.

The accompanying notes are an integral part of the financial statements.

62          October 31, 2003

	Total Dividends and Distributions	Net Asset Value, End of Period	Total Return†	Net Assets End of Period (000)	Ratio of Expenses to Average Net Assets	Ratio of Net Investment Income to Average Net Assets	Ratio of Expenses to Average Net Assets (Excluding Waivers and Reimbursements)

Money Market Fund

Institutional Shares
2003	$(0.01)	$1.00	0.88%	$251,212	0.45%	0.85%	0.67%
2002	(0.01)	1.00	1.56%	238,337	0.45%	1.54%	0.68%
2001	(0.04)	1.00	4.61%	147,806	0.45%	4.59%	0.72%
2000	(0.06)	1.00	5.96%	130,891	0.43%	5.79%	0.69%
1999	(0.05)	1.00	4.83%	130,798	0.43%	4.73%	0.77%

Investment Service Shares
2003	$(0.01)	$1.00	0.63%	$313,845	0.70%	0.62%	0.92%
2002	(0.01)	1.00	1.31%	356,976	0.70%	1.30%	0.93%
2001	(0.04)	1.00	4.35%	377,922	0.70%	4.17%	0.97%
2000	(0.06)	1.00	5.69%	324,583	0.68%	5.62%	0.94%
1999	(0.05)	1.00	4.56%	186,431	0.68%	4.47%	1.02%

Sweep Class Shares
2003	$(0.01)	$1.00	0.51%	$53,500	0.82%	0.49%	1.04%
2002	(0.02)	1.00	1.18%	50,456	0.82%	1.18%	1.05%
2001	(0.04)	1.00	4.22%	52,530	0.82%	3.96%	1.09%
2000(1)	(0.01)	1.00	1.53%	31,979	0.80%	5.95%	1.06%

Tax-Free Money Market Fund

Institutional Shares
2003	$(0.01)	$1.00	0.79%	$84,116	0.43%	0.80%	0.67%
2002	(0.01)	1.00	1.28%	97,792	0.43%	1.25%	0.68%
2001	(0.03)	1.00	2.97%	35,939	0.43%	2.55%	0.76%
2000	(0.04)	1.00	3.80%	5,622	0.43%	3.61%	0.69%
1999(2)	(0.02)	1.00	1.69%	28,874	0.43%	3.06%	0.89%

Investment Service Shares
2003	$(0.01)	$1.00	0.54%	$87,062	0.68%	0.53%	0.92%
2002	(0.01)	1.00	1.02%	76,854	0.68%	1.03%	0.93%
2001	(0.03)	1.00	2.71%	113,519	0.68%	2.62%	1.01%
2000	(0.03)	1.00	3.54%	72,535	0.68%	3.48%	0.94%
1999	(0.03)	1.00	2.77%	59,889	0.68%	2.73%	0.95%

Sweep Class Shares
2003	$— *	$1.00	0.42%	$22,737	0.80%	0.39%	1.04%
2002	(0.01)	1.00	0.90%	8,428	0.80%	0.91%	1.05%
2001	(0.03)	1.00	2.59%	4,069	0.80%	2.31%	1.13%
2000(1)	(0.01)	1.00	1.00%	2,058	0.80%	3.81%	1.06%

October 31, 2003          63

Notes to Financial Statements

(1) ORGANIZATION

The Expedition Funds (the “Trust”) are registered under the Investment Company Act of 1940, as amended (the “1940 Act”) as an open-end, management investment company offering the following Funds as of October 31, 2003: the Expedition Equity Fund (the “Equity Fund”), the Expedition Equity Income Fund (the “Equity Income Fund”), the Expedition Investment Grade Bond Fund (the “Investment Grade Bond Fund”), the Expedition Tax-Free Investment Grade Bond Fund (the “Tax-Free Investment Grade Bond Fund”), the Expedition Money Market Fund (the “Money Market Fund”), and the Expedition Tax-Free Money Market Fund (the “Tax-Free Money Market Fund”) (each a “Fund”, collectively, the “Funds”). The Funds are registered to offer three classes of shares. The Equity, Equity Income, Investment Grade Bond, and Tax-Free Investment Grade Bond Funds offer Institutional Shares, Investment Shares - Class A and Investment Shares - Class B, and the Money Market and Tax-Free Money Market Funds offer Institutional Shares, Investment Service Shares and Sweep Class Shares. The assets of each Fund are segregated and a shareholder’s interest is limited to the Funds in which shares are held. The investment objectives, policies, and strategies of the Funds are described in their prospectuses.

(2) SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies consistently followed by the Funds which are in conformity with accounting principles generally accepted in the United States of America.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts of assets, liabilities, expenses and income reported in the financial statements. Actual results could differ from those estimated.

Security Valuation — Investment securities held by the Money Market Fund and the Tax-Free Money Market Fund are stated at amortized cost, which approximates market value. Under this valuation method, purchase discounts and premiums are accreted and amortized ratably to maturity and are included in interest income.

Investments in securities held in the Equity, Equity Income, Investment Grade Bond, and Tax-Free Investment Grade Bond Funds are valued as follows: equity securities that are traded on a national securities exchange are stated at the last quoted sales price if readily available for such equity securities on each business day; other equity securities traded in the over-the-counter market and listed equity securities for which no sale was reported on that date are stated at the last quoted bid price. Equity securities that are traded on the NASDAQ National Market System for which quotations are readily available are valued at the official closing price. Debt obligations exceeding sixty days to maturity for which market quotations are readily available are valued at the mean of the most recently quoted bid and asked price. Debt obligations with sixty days or less remaining until maturity may be valued at their amortized cost. Restricted securities for which quotations are not readily available are valued at fair value using methods determined in good faith under general supervision of the Board of Trustees (the “Trustees”).

64          October 31, 2003

Repurchase Agreements — It is the policy of the Funds to require the custodian bank to take possession, to have legally segregated in the Federal Reserve Book Entry System, or to have segregated within the custodian bank’s vault, all securities held as collateral under repurchase agreement transactions. Additionally, procedures have been established by the Funds to monitor, on a daily basis, the market value of each repurchase agreement’s collateral to ensure that the value of collateral at least equals the repurchase price to be paid under the repurchase agreement transaction.

The Funds will only enter into repurchase agreements with banks and other recognized financial institutions, such as broker/dealers, which are deemed by Compass Asset Management, a division of Compass Bank, the Funds’ investment advisor (the “Advisor”), to be creditworthy pursuant to the guidelines and/or standards reviewed or established by the Trustees. Risks may arise from the potential inability of counterparties to honor the terms of the repurchase agreement. Accordingly, the Funds could receive less than the repurchase price on the sale of collateral securities.

Security Transactions and Investment Income — Security transactions are accounted for on the date the security is purchased or sold (trade date). Costs used in determining realized gains and losses on the sale of investment securities are those of the specific securities sold, adjusted for the accretion and amortization of purchase discounts, and premiums during the respective holding periods. Interest income is recorded on the accrual basis; dividend income is recorded on the ex-dividend date.

Dividends and Distributions to Shareholders — Distributions from net investment income for the Investment Grade Bond Fund, the Tax-Free Investment Grade Bond Fund, the Money Market Fund and the Tax-Free Money Market Fund are declared daily and paid monthly. The Equity Fund and the Equity Income Fund declare and pay dividends from net investment income quarterly. Any net realized capital gains will be distributed at least annually for all Funds.

When-Issued and Delayed Delivery Transactions — The Funds may engage in when-issued or delayed delivery transactions. The Funds record when-issued securities on the trade date and maintain security positions such that sufficient liquid assets will be available to make payment for the securities purchased upon settlement. Securities purchased on a when-issued or delayed delivery basis are marked to market daily and begin earning interest on the settlement date.

Investing in Government Sponsored Enterprises — The Investment Grade Bond and Money Market Funds invest in securities issued by the Federal Home Loan Mortgage Corporation (“Freddie Mac”) and similar United States Government sponsored entities such as Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Banks (“FHLB’s”). Freddie Mac, Fannie Mae and FHLB’s, although chartered and sponsored by Congress, are not funded by Congressional appropriations and the debt and mortgage-backed securities issued by Freddie Mac, Fannie Mae, FHLB’s are neither guaranteed nor insured by the United States Government.

October 31, 2003          65

Notes to Financial Statements

Expenses — Expenses that are directly related to one of the Funds are charged directly to that Fund. Other operating expenses of the Funds are prorated to the Funds on the basis of relative daily net assets.

Classes — Class specific expenses are borne by that class. Income, non-class specific expenses, and realized/unrealized gains and losses are allocated to the respective classes on the basis of the relative daily net assets.

(3) INVESTMENT ADVISORY, ADMINISTRATION, DISTRIBUTIONAND SERVICE AGREEMENTS

Investment Advisory Fee — Compass Asset Management, a division of Compass Bank, the Advisor, receives for its services annual advisory fees equal to 0.75% of each of the Equity and Equity Income Funds’, 0.50% of each of the Investment Grade Bond and Tax-Free Investment Grade Bond Funds’ and 0.40% of each of the Money Market and the Tax-Free Money Market Funds’ average daily net assets. The Advisor may voluntarily choose to waive any portion of its fee. The Advisor can modify or terminate these voluntary waivers at any time at its sole discretion.

Investment Sub-Advisor — Weiss, Peck & Greer, L.L.C. (“WPG”) serves as the Tax-Free Money Market Fund’s investment sub-advisor under a sub-advisory agreement (the “Sub-Advisory Agreement”) with the Advisor. Under the Sub-Advisory Agreement, WPG invests the assets of the Fund on a daily basis, and continuously administers the investment program of the Fund.

WPG is entitled to a fee which is paid by the Advisor and which is calculated daily and paid monthly, at an annual rate of: 0.075% of the Fund’s average daily net assets up to $150 million; 0.05% of the next $350 million of the Fund’s average daily net assets, 0.04% of the next $500 million of the Funds’ average daily net assets; and 0.03% of the Fund’s average daily net assets over $1 billion.

Administrative Fee — The Trust and SEI Investments Global Funds Services (the “Administrator”), a Delaware business trust, are parties to an administration agreement (the “Agreement”) dated June 9, 1997, under which the Administrator provides the Trust with certain legal, accounting, and shareholder services for an annual fee of 0.20% of the Funds’ average daily net assets. The Administrator may voluntarily waive its fee, subject to termination at any time by the Administrator, to the extent necessary to limit the total operating expenses of a Fund.

Distribution Fees — The Trust and SEI Investments Distribution Co. (the “Distributor”) are parties to a Distribution Agreement dated June 9, 1997. The Equity, Equity Income, Investment Grade Bond, and Tax-Free Investment Grade Bond Funds have adopted Distribution Plans for Investment Shares - Class A and Investment Shares - Class B. Under the terms of each Plan the Funds pay the Distributor a monthly distribution fee at an annual rate of 0.25% of the average daily net assets of the Class A Shares and 1.00% of the average daily net assets of Class B Shares, which may be used by the Distributor to provide compensation for sales support and distribution activities.

66          October 31, 2003

The Money Market and Tax-Free Money Market Funds have adopted and entered into a Shareholder Service Plan and Agreement with the Distributor. Each Fund pays the Distributor a monthly shareholder servicing fee at an annual rate of 0.25% of the average daily net assets of each Fund’s Investment Service Shares and Sweep Class Shares, which may be used by the Distributor to provide compensation to service providers that have agreed to provide certain shareholders support services for their customers who own such Shares of the Funds.

Administrative Servicing Fees — To the extent that investors buy Sweep Class Shares through Compass Bank or any of its affiliates providing sub-accounting, sub-transfer agency services or other administrative services, including Compass Brokerage, Inc., those entities may receive administrative servicing fees, payable from the Funds’ assets, of up to 0.12% of each Fund’s average daily net assets attributable to Sweep Class Shares.

Custodian Fees — Compass Bank serves as the Funds’ custodian. Their fee is based on a rate of 0.02% of each Fund’s average daily net assets for the period, plus out-of-pocket expenses.

(4) ORGANIZATION COSTS AND TRANSACTIONS WITH AFFILIATES

Organization costs have been capitalized by the Tax-Free Money Market Fund and are being amortized over sixty months commencing with the operations. In the event that any of the initial shares of the Fund are redeemed by any holder thereof during the period that the Fund is amortizing its organizational costs, the redemption proceeds payable to the holder thereof by the Fund will be reduced by the unamortized organizational costs in the same ratio as the number of initial shares being redeemed bears to the number of initial shares outstanding at the time of redemption.

Certain officers of the Trust are also officers of the Administrator and the Distributor. Such officers are paid no fees by the Trust for serving as officers of the Trust.

The Funds also used the Distributor as an agent in placing repurchase agreements. For this service the Distributor retains a portion of the interest earned as a commission. Such commissions for the year ended October 31, 2003 were as follows:

Equity Fund	$1,145
Equity Income Fund	223
Investment Grade Bond Fund	1,902
Money Market Fund	17,636

$20,906

Effective October 24, 2003, this agreement was discontinued.

Pursuant to an exemptive order issued by the Securities and Exchange Commission, the Funds may invest in the Money Market Fund or the Tax-Free Money Market Fund (the “Money Market Funds”), provided that investments in the Money Market Funds do not exceed 25% of the investing Fund’s total assets.

October 31, 2003          67

Notes to Financial Statements

(5) CPITAL SHARE TRANSACTIONS (000)

For the years ended October 31,

	Expedition Equity Fund		Expedition Equity Income Fund

	2003	2002	2003	2002

Institutional Shares:
Shares issued	1,756	3,607	7	117
Shares issued in lieu of cash distributions	64	—	—	—
Shares redeemed	(8,868)	(11,598)	(536)	(471)

Increase (decrease) from Institutional Shares transactions	(7,048)	(7,991)	(529)	(354)

Investment Shares - Class A and Investment Service Shares, respectively:
Shares issued	292	277	5	27
Shares issued in lieu of cash distributions	2	—	—	—
Shares redeemed	(246)	(529)	(17)	(29)

Increase (decrease) from Investment Shares - Class A and Investment Service Shares transactions, respectively	48	(252)	(12)	(2)

Investment Shares - Class B and Sweep Class Shares, respectively:
Shares issued	252	411	14	56
Shares issued in lieu of cash distributions	—	—	—	—
Shares redeemed	(354)	(529)	(28)	(46)

Increase (decrease) from Investment Shares - Class B and Sweep Class Shares transactions, respectively	(102)	(118)	(14)	10

TOTAL INCREASE (DECREASE) FROM SHARE TRANSACTIONS	(7,102)	(8,361)	(555)	(346)

Amounts designated as “—” are either $0 or have been rounded to $0.

68          October 31, 2003

	Expedition Investment Grade Bond Fund		Expedition Tax-Free Investment Grade Bond Fund		Expedition Money Market Fund		Expedition Tax-Free Money Market Fund

	2003	2002	2003	2002	2003	2002	2003	2002

Institutional Shares:
Shares issued	2,515	2,412	957	576	831,364	781,592	395,054	203,523
Shares issued in lieu of cash distributions	263	326	92	31	90	149	—	—
Shares redeemed	(3,052)	(3,752)	(1,350)	(1,722)	(818,571)	(691,209)	(408,728)	(141,669)

Increase (decrease) from Institutional Shares transactions	(274)	(1,014)	(301)	(1,115)	12,883	90,532	(13,674)	61,854

Investment Shares - Class A and Investment Service Shares, respectively:
Shares issued	45	44	16	—	646,623	721,789	231,192	166,273
Shares issued in lieu of cash distributions	17	18	3	3	214	398	4	12
Shares redeemed	(49)	(66)	(66)	(8)	(689,955)	(743,113)	(220,987)	(202,949)

Increase (decrease) from Investment Shares - Class A and Investment Service Shares transactions, respectively	13	(4)	(47)	(5)	(43,118)	(20,926)	10,209	(36,664)

Investment Shares - Class B and Sweep Class Shares, respectively:
Shares issued	61	117	4	6	153,774	154,371	62,132	17,731
Shares issued in lieu of cash distributions	6	5	1	—	233	575	19	33
Shares redeemed	(47)	(44)	(5)	(3)	(150,961)	(157,019)	(47,843)	(13,404)

Increase (decrease) from Investment Shares - Class B and Sweep Class Shares transactions, respectively	20	78	—	3	3,046	(2,073)	14,308	4,360

TOTAL INCREASE (DECREASE) FROM SHARE TRANSACTIONS	(241)	(940)	(348)	(1,117)	(27,189)	67,533	10,843	29,550

October 31, 2003          69

Notes to Financial Statements

(6) IVESTMENT TRANSACTIONS

Purchases and sales of investments, excluding short-term securities, for the year ended October 31, 2003, were as follows (000):

	Equity Fund	Equity Income Fund	Investment Grade Bond Fund	Tax-Free Investment Grade Bond Fund

Purchases
U.S. Government	$—	$—	$31,404	$—
Other	111,897	12,870	935	27,364
Sales
U.S. Government	—	—	21,194	—
Other	154,043	14,781	10,801	30,634

(7) FEDERAL TAX INFORMATION

It is each Fund’s policy to continue to comply with the provisions of the Internal Revenue Code of 1986 (Subchapter M), as amended (the “Code”), applicable to regulated investment companies and to distribute to shareholders each year substantially all of its income. Accordingly, no provisions for Federal tax are necessary.

Dividends from net investment income and distributions from net realized capital gains are determined in accordance with U.S. Federal income tax regulations. Certain book/tax differences are either temporary or permanent in nature. To the extent these differences are permanent, they are charged or credited to paid-in-capital or accumulated net realized gain, as appropriate, in the period that the differences arise.

Accordingly, at October 31, 2003, the following reclassifications were made to the Funds (000):

	Paid-in-Capital	Undistributed Net Investment Income/(Loss)	Accumulated Realized Gain/(Loss)

Equity Income Fund	$(5)	$5	$—
Investment Grade Bond Fund	—	59	(59)
Tax-Free Investment Grade Bond Fund	—	(1)	1
Money Market Fund	—	3	(3)

These reclassifications had no effect on net assets or net asset value per share.

70          October 31, 2003

The tax character of dividends and distributions paid during the last two years were as follows (000):

	Tax-Free Income	Ordinary Income	Long-Term Capital Gain	Return of Capital	Total

Equity Fund
2003	$—	$785	$—	$—	$785
2002	—	—	—	—	—
Equity Income Fund
2003	—	108	—	4	112
2002	—	101	—	—	101
Investment Grade Bond Fund
2003	—	5,325	—	—	5,325
2002	—	6,147	—	—	6,147
Tax-Free Investment Grade Bond Fund
2003	2,534	—	1,424	—	3,958
2002	2,182	—	1,227	—	3,409
Money Market Fund
2003	—	4,394	—	—	4,394
2002	—	7,836	—	—	7,836
Tax-Free Money Market Fund
2003	1,320	—	—	—	1,320
2002	1,748	—	—	—	1,748

As of October 31, 2003, the components of Distributable Earnings (Accumulated Losses) were as follows (000):

	Undistributed Ordinary Income	Undistributed Long-Term Capital Gain	Capital Loss Carryforwards	Unrealized Appreciation	Other Temporary Differences	Total Distributable Earnings (Accumulated Losses)

Equity Fund	$145	$—	$(92,794)	$12,255	$—	$(80,394)
Equity Income Fund	—	—	(8,884)	1,204	—	(7,680)
Investment Grade Bond Fund	432	—	(1,391)	9,223	(432)	7,832
Tax-Free Investment Grade Bond Fund	—	1,424	—	3,779	17	5,220
Money Market Fund	264	—	—	—	(261)	3
Tax-Free Money Market Fund	—	—	(13)	—	—	(13)

October 31, 2003          71

Notes to Financial Statements

For Federal income tax purposes, capital loss carryforwards may be carried forward and applied against future capital gains. At October 31, 2003, the Funds had the following capital loss carryforwards (000):

	Expires 2011	Expires 2010	Expires 2009	Expires 2008	Expires 2007	Total Capital Loss Carry- forward 10/31/03

Equity Fund	$22,416	$33,297	$37,081	$—	$—	$92,794
Equity Income Fund.	2,567	5,967	350	—	—	8,884
Investment Grade Bond Fund	—	—	—	1,391	—	1,391
Tax-Free Money Market Fund	3	2	—	1	7	13

During the year ended October 31, 2003, the Investment Grade Bond Fund and the Money Market Fund utilized capital loss carryforwards of $716,008 and $21,368 to offset capital gains, respectively.

For Federal income tax purposes, the cost of securities owned at October 31, 2003, and the net realized gains or losses on securities sold for the period were different from amounts reported for financial reporting purposes, primarily due to wash sales which cannot be used for Federal income tax purposes in the current year and have been deferred for use in future years. The Federal tax cost and aggregate gross unrealized appreciation and depreciation on investments, held by the Funds at October 31, 2003 were as follows (000):

	Federal Tax Cost	Appreciated Securities	Depreciated Securities	Net Unrealized Appreciation

Equity Fund	$169,599	$24,605	$(12,350)	$12,255
Equity Income Fund	12,193	1,688	(484)	1,204
Investment Grade Bond Fund	103,755	9,564	(341)	9,223
Tax-Free Investment Grade Bond Fund	67,253	3,815	(36)	3,779

72          October 31, 2003

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Trustees and Officers of the Expedition
Funds (unaudited)

Set forth below are the names, age, position with the Trust, length of term of office, and the principal occupations for the last five years of each of the persons currently serving as Trustees of the Trust. Trustees who are deemed not to be “interested persons” of the Trust are referred to as “Independent Board Members.” Messrs. Nesher and Doran are

Name, Address, Age[1]	Position(s) Held with the Trust	Term of Office and Length of Time Served[2]

INDEPENDENT BOARD MEMBERS

JOHN T. COONEY 76 yrs. old	Trustee	(Since 1993)

ROBERT A. PATTERSON 76 yrs. old	Trustee	(Since 1993)

EUGENE B. PETERS 74 yrs. old	Trustee	(Since 1993)

JAMES M. STOREY 72 yrs. old	Trustee	(Since 1994)

1	Unless otherwise noted, the business address of each Trustee is SEI Investments Company, 1 Freedom Valley Drive, Oaks, Pennsylvania 19456.

2

Each trustee shall hold office during the lifetime of this Trust until the election and qualification of his or her successor, or until he or she sooner dies, resigns or is removed in accordance with the Trust’s Declaration of Trust.

3

Directorships of companies required to report to the Securities and Exchange Commission under the Securities Exchange Act of 1934 (i.e., “public companies”) or other investment companies registered under the 1940 Act.

74          October 31, 2003

Trustees who may be deemed to be “interested” persons of the Fund as that term is defined in the 1940 Act by virtue of their affiliation with the Trust’s Distributor. The following chart lists Trustees and Officers as of November 11, 2003.

Principal Occupation(s) During Past 5 Years	Number of Portfolios in the Expedition Trust Overseen by Board Member	Other Directorships Held by Board Member[3]

Vice Chairman of Ameritrust Texas N.A.,1989-1992, and MTrust Corp., 1985-1989.	6	Trustee of the Advisors’ Inner Circle Fund, The MDL Funds, and The Arbor Funds.

Pennsylvania State University, Senior Vice President, Treasurer (Emeritus); Financial and Investment Consultant, Professor of Transportation since 1984; Vice President-Investments, Treasurer, Senior Vice President(Emeritus), 1982-1984. Director, Pennsylvania Research Corp	6	Member and Treasurer, Board of Trustees of Grove City College. Trustee of The Advisors’ Inner Circle Fund, The MDL Funds, and The Arbor Funds.

Private investor from 1987 to present. Vice President and Chief Financial officer, Western Company of North America (petroleum ser-vice company), 1980-1986. President of Gene Peters and Associates (import company),1978-1980. President and Chief Executive Officer of Jos. Schlitz Brewing Company before 1978.	6	Trustee of the Advisors’ Inner Circle Fund, The MDL Funds, and The Arbor Funds.

Partner, Dechert (law firm), September 1987-December 1993.	6

Trustee of the Advisors’ Inner Circle Fund, The MDL Funds, The Arbor Funds, SEI Asset Allocation Trust, SEI Daily Income Trust, SEI Index Funds, SEI Institutional International Trust, SEI Institutional Investments Trust, SEI Institutional Managed Trust, SEI Liquid Asset Trust, SEI Tax Exempt Trust, State Street Research Funds, Massachusetts Health and Education Tax-Exempt Trust.

October 31, 2003          75

Trustees and Officers of the Expedition
Funds (unaudited)

Name, Address, Age[1]	Position(s) Held with the Trust	Term of Office and Length of Time Served[2]

INDEPENDENT BOARD MEMBERS (continued)

GEORGE J. SULLIVAN, JR. 61 yrs. old	Trustee	(Since 1999)

INTERESTED BOARD MEMBERS

ROBERT A. NESHER 57 yrs. old	Chairman of the Board of Trustees	(Since 1991)

WILLIAM M. DORAN 1701 Market Street, Philadelphia, PA 19103 63 yrs. old	Trustee	(Since 1992)

1	Unless otherwise noted, the business address of each Trustee is SEI Investments Company, 1 Freedom Valley Drive, Oaks, Pennsylvania 19456.

2

Each trustee shall hold office during the lifetime of this Trust until the election and qualification of his or her successor, or until he or she sooner dies, resigns or is removed in accordance with the Trust’s Declaration of Trust.

3

Directorships of companies required to report to the Securities and Exchange Commission under the Securities Exchange Act of 1934 (i.e., “public companies”) or other investment companies registered under the 1940 Act.

76          October 31, 2003

Principal Occupation(s) During Past 5 Years	Number of Portfolios in the Expedition Trust Overseen by Board Member[3]	Other Directorships Held by Board Member[3]

Chief Executive Officer, Newfound Consultants Inc. since April 1997. General Partner, Teton Partners, L.P., June 1991- December 1996; Chief Financial Officer, Nobel Partners, L.P., March 1991-December 1996; Treasurer and Clerk, Peak Asset Management, Inc., since 1991.	6

Trustee, Navigator Securities Lending Trust, since 1995. Trustee of The Advisors’ Inner Circle Fund, The MDL Funds, The Arbor Funds, SEI Asset Allocation Trust, SEI Daily Income Trust, SEI Index Funds, SEI Institutional International Trust, SEI Institutional Investments Trust, SEI Institutional Managed Trust, SEI Liquid Asset Trust and SEI Tax Exempt Trust.

Currently performs various services on behalf of SEI Investments for which Mr. Nesher is compensated. Executive Vice President of SEI Investments, 1986-1994. Director and Executive Vice president of the Administrator and the Distributor, 1981-1994.	6

Trustee of The Advisors’ Inner Circle Fund, Bishop Street Funds, The Arbor Funds, The MDL Funds, SEI Asset Allocation Trust, SEI Daily Income Trust, SEI Index Funds, SEI Institutional International Trust, SEI Institutional Investments Trust, SEI Institutional Managed Trust, SEI Liquid Asset Trust, SEI Tax Exempt Trust, SEI Opportunity Master Fund, L.P., SEI Opportunity Fund, L.P., SEI Absolute Return Master Fund, L.P., SEI Absolute Return Fund, L.P.

Partner, Morgan, Lewis & Bockius LLP (law firm), counsel to the Trust, SEI Investments, the Administrator and the Distributor. Director of SEI Investments since 1974; Secretary of SEI Investments since 1978.	6

Trustee of The Advisors’ Inner Circle Fund, The MDL Funds, The Arbor Funds, SEI Asset Allocation Trust, SEI Daily Income Trust, SEI Index Funds, SEI Institutional International Trust, SEI Institutional Investments Trust, SEI Institutional Managed Trust, SEI Liquid Asset Trust and SEI Tax Exempt Trust.

October 31, 2003          77

Trustees and Officers of the Expedition
Funds (unaudited)

Name, Address, Age[1]	Position(s) Held with the Trust	Term of Office and Length of Time Served[2]

OFFICERS

JAMES F. VOLK, CPA 41 yrs. old	President	(Since 2003)

PETER GOLDEN 39 yrs. old	Controller and Chief Financial Officer	(Since 2003)

JENNIFER SPRATLEY, CPA 34 yrs. old	Co-Controller and Co-Chief Financial Officer	(Since 2001)

SHERRY K. VETTERLEIN 41 yrs. old	Vice President and Secretary	(Since 2001)

LYDIA A. GAVALIS 39 yrs. old	Vice President and Assistant Secretary	(Since 1998)

1	The business address of each officer is SEI Investments Company, 1 Freedom Valley Drive, Oaks, Pennsylvania 19456.

78          October 31, 2003

Principal Occupation(s) During Past 5 Years	Number of Portfolios in The Advisors’ Inner Circle Fund Overseen by Officer	Other Directorships Held by Officer

Senior Operations Officer, SEI Investments, Fund Accounting and Administration (1996-present); Assistant Chief Accountant of the Securities & Exchange Commission’s Division of Investment Management (1993-1996).

	N/A	N/A

Director, SEI Investments, Fund Accounting and Administration since June 2001. From March 2000 to 2001, Vice President of Funds Administration for J.P. Morgan Chase & Co. From 1997 to 2000, Vice President of Pension and Mutual Fund Accounting for Chase Manhattan Bank.

	N/A	N/A

Director, SEI Investments, Fund Accounting and Administration since November 1999; Audit Manager, Ernst & Young LLP from 1991-1999.	N/A	N/A

Vice President and Assistant Secretary of SEI Investments Global Funds Services and SEI Investments Distribution Co. since January 2001; Shareholder/Partner, Buchanan Ingersoll Professional Corporation from 1992-2000.

	N/A	N/A

Vice President and Assistant Secretary of SEI Investments, SEI Investments Global Funds Services and SEI Investments Distribution Co. since 1998; Assistant General Counsel and Director of Arbitration, Philadelphia Stock Exchange from 1989-1998

	N/A	N/A

October 31, 2003          79

Trustees and Officers of the Expedition
Funds (unaudited)

Name, Address, Age[1]	Position(s) Held with the Trust	Term of Office and Length of Time Served

OFFICERS (continued)

TIMOTHY D. BARTO 35 yrs. old	Assistant Vice President and Assistant Secretary	(Since 2000)

WILLIAM E. ZITELLI 35 yrs. old	Assistant Vice President and Secretary	(Since 2000)

CHRISTINE M. MCCULLOUGH 43 yrs. old	Vice President and Assistant Secretary	(Since 2000)

JOHN C. MUNCH 32 yrs. old	Vice President and Assistant Secretary	(Since 2001)

JOHN MUNERA 40 yrs. old	Vice President and Assistant Secretary	(Since 2002)

CORI DAGGETT 42 yrs. old	Vice President and Assistant Secretary	(Since 2003)

1	The business address of each officer is SEI Investments Company, 1 Freedom Valley Drive, Oaks, Pennsylvania 19456.

80          October 31, 2003

Principal Occupation(s) During Past 5 Years	Number of Portfolios in The Advisors’ Inner Circle Fund Overseen by Officer	Other Directorships Held by Officer

Vice President and Assistant Secretary of SEI Investments Global Funds Services and SEI Investments Distribution Co. since 1999; Associate, Dechert (law firm) from 1997-1999; Associate, Richter, Miller & Finn (law firm) from 1994-1997.

	N/A	N/A

Vice President and Assistant Secretary of SEI Investments Global Funds Services and SEI Investments Distribution Co. since 2000; Vice President, Merrill Lynch & Co. Asset Management Group from 1998-2000; Associate at Pepper Hamilton LLP from 1997-1998

	N/A	N/A

Vice President and Assistant Secretary of SEI Investments Global Funds Services and SEI Investments Distribution Co. since 1999; Associate at White and Williams LLP from 1991-1999.	N/A	N/A

Vice President and Assistant Secretary of SEI Investments Global Funds Services and SEI Investments Distribution Co. since 2001; Associate at Howard Rice Nemorvoski Canady Falk & Rabkin from 1998-2001; Associate at Seward & Kissel from 1996-1998.

	N/A	N/A

Middle Office Compliance Officer at SEI Investments since 2000; Supervising Examiner at Federal Reserve Bank of Philadelphia from 1998-2000.	N/A	N/A

Employed by SEI Investments Company since 2003. Associate at Drinker Biddle & Reath from 1998-2003.	N/A	N/A

October 31, 2003          81

Notice to Shareholders (unaudited)

For shareholders that do not have a October 31, 2003 tax year end, this notice is for informational purposes only. For shareholders with a October 31, 2003, please consult your tax advisor as to the pertinence of this notice. For this fiscal year ended October 31, 2003, each Fund is designating the following items with regard to distributions paid during the year.

	Long Term (20% Rate) Capital Gain Distribution	Qualified 5-Year Gain Distributions	Ordinary Income Distributions	Tax Exempt Interest	Total Distributions	Qualifying Dividends(1)	Dividend Income (15% Tax Rate For QDI)(2)

Equity Fund	0.00%	0.00%	100.00%	0.00%	100.00%	100.00%	72.01%
Equity Income Fund	0.00%	0.00%	100.00%	0.00%	100.00%	100.00%	79.75%
Investment Grade Bond Fund	0.00%	0.00%	100.00%	0.00%	100.00%	0.00%	0.00%
Tax-Free Investment Grade Bond	30.85%	0.00%	1.66%	67.49%	100.00%	0.00%	0.00%
Money Market Fund	0.00%	0.00%	100.00%	0.00%	100.00%	0.00%	0.00%
Tax-Free Money Market Fund	0.00%	0.00%	0.00%	100.00%	100.00%	0.00%	0.00%

(1)	Qualifying dividends represent dividends which qualify for the corporate dividends received deduction and is reflected as a percentage of “Ordinary Income Distributions.”

(2)

The percentage in this column represents the amount of “Qualifying Dividend Income” as created by the Jobs and Growth Tax Relief Reconciliation Act of 2003 and is reflected as a percentage of “Ordinary Income Distributions.” It is the intention of each of the aforementioned Funds to designate the maximum amount permitted by the law.

The information reported herein may differ from the information and distributions taxable to the shareholders for the calendar year ending December 31, 2003. Complete information will be computed and reported in conjunction with your 2003 Form 1099-DIV.

82          October 31, 2003

Notes

Notes

Expedition Funds

Investment Advisor
Compass Asset Management,
a division of Compass Bank
15 South 20th Street
Birmingham, Alabama 35233

Distributor:
SEI Investments Distribution Co.
One Freedom Valley Drive
Oaks, Pennsylvania 19456

Transfer Agent:
State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts 02110

Servicing Agent:
Boston Financial Data Services, Inc.
Two Heritage Drive
Quincy, Massachusetts 02171

Independent Auditors:
Deloitte & Touche LLP
Two World Financial Center
New York, NY 10281

Counsel:
Morgan, Lewis & Bockius LLP
1800 M Street, N.W.
Washington, D.C. 20036

EXP-AR-011-0800